                                 OFFER AGREEMENT


                            DATED AS OF JUNE 21, 1998


                                      AMONG


                            THE SEAGRAM COMPANY LTD.,


                      KONINKLIJKE PHILIPS ELECTRONICS N.V.


                                       AND


                                  POLYGRAM N.V.
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                                TABLE OF CONTENTS

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                                                     ARTICLE I
                                                     THE OFFER

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         1.1      The Offer.....................................................................................  2
         1.2      Offer Consideration...........................................................................  3
         1.3      Election Procedure............................................................................  3
         1.4      Limited Availability of Share Consideration...................................................  3
         1.5      Issuance of Share Consideration and Payment of Cash Consideration at the
                  Closing.......................................................................................  4
         1.6      Company Share Options.........................................................................  5
         1.7      Purchaser Action..............................................................................  6
         1.8      Company and Stockholder Action................................................................  9
                  (a)     Approvals of Company..................................................................  9
                  (b)     Approvals of Stockholder..............................................................  9
                  (c)     14D-9 SEC Filing......................................................................  9
                  (d)     Stockholder Lists..................................................................... 10
         1.9      The Closing................................................................................... 10
         1.10     Company Board Representation.................................................................. 10

                                                    ARTICLE II
                                                   POST-CLOSING

         2.1      Post-Closing Restructuring.................................................................... 11

                                                    ARTICLE III
                                          REPRESENTATIONS AND WARRANTIES

         3.1      Representations and Warranties of the Company................................................. 12
                  (a)     Organization.......................................................................... 12
                  (b)     Authority............................................................................. 13
                  (c)     No Conflicts.......................................................................... 13
                  (d)     Governmental Approvals................................................................ 13
                  (e)     Capital Structure..................................................................... 14
                  (f)     Reports and Financial Statements...................................................... 15
                  (g)     Information Supplied.................................................................. 16
                  (h)     Absence of Certain Changes or Events.................................................. 17
                  (i)     Absence of Litigation................................................................. 17
                  (j)     Employees............................................................................. 17
                  (k)     Compliance............................................................................ 20
                  (l)     Tax Matters........................................................................... 20
                  (m)     Environmental Matters................................................................. 21
                  (n)     Material Contracts.................................................................... 21
                  (o)     Intellectual Property................................................................. 23

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                  (p)     Related Party Transactions............................................................ 23
                  (q)     Brokers or Finders.................................................................... 24
         3.2      Representations and Warranties of Stockholder................................................. 24
                  (a)     Authority............................................................................. 24
                  (b)     No Conflicts.......................................................................... 25
                  (c)     Governmental Approvals................................................................ 25
                  (d)     Capital Structure..................................................................... 26
                  (e)     Information Supplied.................................................................. 27
                  (f)     Employees............................................................................. 27
                  (g)     Related Party Transactions............................................................ 29
                  (h)     Brokers or Finders.................................................................... 30
         3.3      Representations and Warranties of Purchaser................................................... 30
                  (a)     Organization.......................................................................... 30
                  (b)     Authority............................................................................. 31
                  (c)     No Conflicts.......................................................................... 31
                  (d)     Governmental Approvals................................................................ 31
                  (e)     Capital Structure..................................................................... 32
                  (f)     Reports and Financial Statements...................................................... 33
                  (g)     Information Supplied.................................................................. 34
                  (h)     Absence of Certain Changes or Events.................................................. 34
                  (i)     Absence of Litigation................................................................. 34
                  (j)     Available Funds....................................................................... 35
                  (k)     Brokers or Finders.................................................................... 35

                                                    ARTICLE IV
                                                     COVENANTS

         4.1      Covenants Relating to Conduct of Business of the Company...................................... 35
                  (a)     Ordinary Course....................................................................... 35
                  (b)     Dividends; Changes in Share Capital................................................... 36
                  (c)     Issuance of Securities................................................................ 37
                  (d)     Governing Documents................................................................... 37
                  (e)     No Acquisitions....................................................................... 37
                  (f)     No Dispositions....................................................................... 37
                  (g)     Material Contracts.................................................................... 38
                  (h)     Investments; Indebtedness............................................................. 41
                  (i)     Compensation.......................................................................... 42
                  (j)     Other Actions......................................................................... 43
                  (k)     Accounting Methods; Income Tax Elections.............................................. 43
                  (l)     Film Business......................................................................... 43
         4.2      Advice of Changes; Governmental Filings....................................................... 45
         4.3      Control of the Company's Business............................................................. 45
         4.4      Notification to Employees..................................................................... 45


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                                                                                                               Page

                                                     ARTICLE V
                                               ADDITIONAL AGREEMENTS

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         5.1      Access to Information......................................................................... 45
         5.2      Best Efforts.................................................................................. 46
         5.3      Notice of Developments........................................................................ 48
         5.4      Termination of Intercompany Agreements........................................................ 48
         5.5      No Solicitation............................................................................... 49
         5.6      Employee Benefits Matters..................................................................... 50
         5.7      Fees and Expenses............................................................................. 55
         5.8      License Agreement............................................................................. 55
         5.9      Directors' and Officers' Indemnification and Insurance........................................ 57
         5.10     Public Announcements.......................................................................... 58
         5.11     Listing of Issued Shares...................................................................... 58
         5.12     Informational Meeting......................................................................... 58
         5.13     Film Division................................................................................. 58
         5.14     Treasury Shares............................................................................... 58
         5.15     Capital Contribution.......................................................................... 58
         5.16     Further Action................................................................................ 59

                                                    ARTICLE VI
                                             TERMINATION AND AMENDMENT

         6.1      Termination................................................................................... 59
         6.2      Effect of Termination......................................................................... 61
         6.3      Amendment..................................................................................... 61
         6.4      Extension; Waiver............................................................................. 61


                                                    ARTICLE VII
                                                GENERAL PROVISIONS

         7.1      Survival...................................................................................... 62
         7.2      Notices....................................................................................... 62
         7.3      Interpretation................................................................................ 63
         7.4      Counterparts.................................................................................. 64
         7.5      Entire Agreement; No Third Party Beneficiaries................................................ 64
         7.6      Governing Law................................................................................. 64
         7.7      Severability.................................................................................. 64
         7.8      Assignment.................................................................................... 65
         7.9      Submission to Jurisdiction; Waivers........................................................... 65
         7.10     Enforcement................................................................................... 66
         7.11     Definitions................................................................................... 67
         7.12     Other Agreements.............................................................................. 68
         7.13     Waiver of Personal Liability.................................................................. 68


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                                             GLOSSARY OF DEFINED TERMS

Definition                                                                                         Location of Definition

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Agreement........................................................................................................Preamble
Applicable Pension Continuation Period................................................................. Section 5.6(h)(i)
Artist................................................................................................. Section 3.1(n)(b)
ASE...........................................................................................................Section 1.1
Benefit Plans.......................................................................................... Section 3.1(j)(i)
Biedingsbericht........................................................................................... Section 1.7(c)
Business Day............................................................................................. Section 7.11(a)
Cash Consideration........................................................................................ Section 1.2(b)
Cash Election................................................................................................ Section 1.3
Castle Rock Letter Agreement...............................................................................Section 4.1(h)
Closing...................................................................................................... Section 1.9
Closing Date................................................................................................. Section 1.9
Code..................................................................................................Section 3.1(j)(iii)
Commencement Conditions...................................................................................... Section 1.1
Commencement Date............................................................................................ Section 1.1
Company..........................................................................................................Preamble
Company Disclosure Schedule.................................................................................. Section 3.1
Company Intellectual Property Rights................................................................... Section 3.1(o)(i)
Company Required Consents................................................................................. Section 3.1(d)
Company SEC Reports.................................................................................... Section 3.1(f)(i)
Company Shares...................................................................................................Recitals
Company Stock Option...................................................................................... Section 1.6(a)
Company Voting Debt.................................................................................. Section 3.1(e)(iii)
Confidentiality Agreement.................................................................................... Section 5.1
Controlled Group..................................................................................... Section 3.1(j)(iii)
Conversion Ratio.......................................................................................... Section 1.6(a)
DCC....................................................................................................... Section 2.1(a)
Dutch Law.................................................................................................... Section 1.1
Election..................................................................................................... Section 1.3
Employee............................................................................................... Section 3.1(j)(i)
Encumbrances............................................................................................. Section 7.11(b)
Environmental Laws........................................................................................ Section 3.1(m)
ERISA.................................................................................................. Section 3.1(j)(i)
Exchange Act.............................................................................................. Section 1.7(a)
Exon-Florio............................................................................................... Section 3.1(d)
Expenses..................................................................................................... Section 5.7
Expiration Date.............................................................................................. Section 1.3
General Benefits Continuation Period.......................................................................Section 5.6(d)
Governmental Entity...................................................................................... Section 7.11(c)
HSR Act................................................................................................... Section 3.1(d)

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Informational Meeting....................................................................................... Section 1.10
Law...................................................................................................... Section 7.11(d)
LSE....................................................................................................... Section 3.3(d)
LYONs.................................................................................................. Section 3.3(e)(i)
Master Recordings...................................................................................... Section 3.1(n)(b)
Material Adverse Effect.................................................................................. Section 7.11(e)
Material Contracts........................................................................................ Section 3.1(n)
Minimum Condition.................................................................................................Annex B
Netherlands GAAP....................................................................................... Section 3.1(f)(i)
Non-Electing Share........................................................................................ Section 1.5(b)
Notice of Offer........................................................................................... Section 1.7(c)
NYSE...................................................................................................... Section 3.1(d)
Offer............................................................................................................Recitals
Offer Agreement...................................................................................................Annex A
Offer Conditions............................................................................................. Section 1.1
Offer Consideration....................................................................................... Section 1.2(b)
Offer Documents........................................................................................... Section 1.7(c)
Other Party.............................................................................................. Section 7.11(f)
Person....................................................................................................Section 7.11(g)
Philips Trademarks........................................................................................ Section 5.8(a)
Process Agent................................................................................................ Section 7.9
Purchaser Disclosure Schedule................................................................................ Section 3.3
Purchaser........................................................................................................Preamble
Purchaser Material Adverse Effect........................................................................ Section 7.11(h)
Purchaser Required Consents................................................................................Section 3.3(d)
Purchaser SEC Reports.................................................................................. Section 3.3(f)(i)
Purchaser Shares.......................................................................................... Section 1.2(a)
Registration Statement.....................................................................................Section 1.7(a)
Retirement............................................................................................. Section 5.6(h)(i)
RFO........................................................................................................Section 5.6(f)
Sale Period................................................................................................. Section 5.13
Schedule 14D-9............................................................................................ Section 1.8(c)
Schedule 14D-1............................................................................................ Section 1.7(b)
SEC.......................................................................................................... Section 1.1
Securities Act............................................................................................... Section 1.1
Share Consideration....................................................................................... Section 1.2(a)
Share Election............................................................................................... Section 1.3
Share Option Schemes................................................................................... Section 3.1(e)(i)
Share Value................................................................................................Section 1.6(a)
Stockholder......................................................................................................Preamble
Stockholder Disclosure Schedule.............................................................................. Section 3.2
Stockholder Benefit Plans.............................................................................. Section 3.2(f)(i)
Stockholder Plans.....................................................................................Section 5.6(h)(iii)
Stockholder Required Consents............................................................................. Section 3.2(c)
Stockholder Shares...............................................................................................Recitals

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Stockholders Agreement...........................................................................................Recitals
Subsidiary............................................................................................... Section 7.11(i)
Sumitomo Lease Agreement...................................................................................Section 4.1(f)
Tax Authority.......................................................................................... Section 3.1(l)(i)
Tax Return............................................................................................. Section 3.1(l)(i)
Taxes.................................................................................................. Section 3.1(l)(i)
Tender Agreement.................................................................................................Recitals
Tendered Shares.............................................................................................. Section 1.1
Termination Date......................................................................................... Section 7.11(j)
Trade Act................................................................................................. Section 1.7(a)
Trigger Date............................................................................................. Section 7.11(j)
TSE....................................................................................................... Section 3.3(d)
U.S. GAAP.............................................................................................. Section 3.1(f)(i)
U.S. Offer Documents...................................................................................... Section 1.7(b)
Voting Agreement.................................................................................................Recitals


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                                 OFFER AGREEMENT

                  OFFER AGREEMENT, dated as of June 21, 1998 (this "AGREEMENT"), among THE SEAGRAM COMPANY LTD., a corporation organized under the laws of Canada ("PURCHASER"), POLYGRAM N.V., a corporation incorporated under the laws of The Netherlands, with corporate seat at Baarn, The Netherlands (the "COMPANY"), and KONINKLIJKE PHILIPS ELECTRONICS N.V., a corporation incorporated under the laws of The Netherlands, with corporate seat at Eindhoven, The Netherlands ("STOCKHOLDER").


                  WHEREAS, the Supervisory Board of the Company and the Board of Management of the Company each has determined that the acquisition of the Company by Purchaser, upon the terms and conditions set forth herein, is fair to, and in the best interests of, the Company's shareholders and other relevant constituencies, its Subsidiaries (as defined in Section 7.11(i)) and the enterprises carried on by itself and its Subsidiaries;

                  WHEREAS, Stockholder is the beneficial and record owner of 135,000,000 Company Shares (as defined below) (together with any other shares of the Company acquired by Stockholder after the date hereof and during the term of the Tender Agreement (as defined below), the "STOCKHOLDER SHARES")), constituting 75% of the issued Company Shares;

                  WHEREAS, the Supervisory Board of Stockholder and the Board of Management of Stockholder each has approved the sale of the Stockholder Shares to Purchaser;

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the parties hereto desire that Purchaser prepare and commence an offer (the "OFFER") to purchase all of the issued and outstanding shares, par value NLG 0.50 per share, of the Company (the "COMPANY SHARES");

                  WHEREAS, as a condition to its willingness to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has required Stockholder to enter into (i) a tender agreement, dated as of the date hereof (the "TENDER AGREEMENT"), pursuant to which Stockholder has agreed, among other things, to tender all of the Stockholder Shares into the Offer, and (ii) a voting agreement, dated as of the date hereof (the "VOTING AGREEMENT"), relating to the voting of the Stockholder Shares; and

                  WHEREAS, as a condition to its willingness to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has required Stockholder to enter into a stockholders agreement, dated as of the date hereof (the "STOCKHOLDERS AGREEMENT").

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
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                                                                               2



                                    ARTICLE I

                                    THE OFFER

                  1.1 THE OFFER. Provided that this Agreement shall not have been terminated in accordance with Section 6.1 and no event shall have occurred and no circumstance shall exist which would result in the occurrence of any of the events set forth in Annex A hereto (the "COMMENCEMENT CONDITIONS"),
Purchaser shall, in accordance with the applicable provisions of the Dutch
Merger Code and the rules and regulations of the Amsterdam Stock Exchange (the "ASE") and otherwise in accordance with applicable Law (as defined in Section 7.11(d)), commence the Offer not later than the fifth Business Day (as defined in Section 7.11(a)) (the "COMMENCEMENT DATE") after the Registration Statement (as defined in Section 1.7(a)) is declared effective pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), by the Securities and Exchange Commission (the "SEC"). The obligation of Purchaser to accept for payment
Company Shares properly tendered pursuant to the Offer (the "TENDERED SHARES") shall be subject only to the satisfaction or waiver by Purchaser of the conditions set forth in Annex B hereto (the "OFFER CONDITIONS"). Purchaser expressly reserves the right, in its sole discretion (subject to Section
6.2(b)), to waive any Commencement Condition or Offer Condition and make any other changes in the terms and conditions of the Offer (or to extend the Offer beyond a scheduled Expiration Date (as defined in Section 1.3) if any Offer Conditions shall not be satisfied); provided, that, unless previously approved by the Company and Stockholder in writing, no change may be made which increases the Minimum Condition (as defined in Annex B hereto), decreases the price per share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Company Shares to be purchased in the Offer, or amends the terms of the
Offer or Offer Conditions or imposes conditions or terms to the Offer in addition to those set forth herein which, in any such case, are adverse to holders of the Company Shares or make the likelihood of the Offer succeeding more remote in any material respect. Purchaser agrees that, in the event that it is unable to consummate the Offer on the initial scheduled Expiration Date due to the failure of the Offer Conditions to be satisfied or waived, it shall, unless this Agreement is terminated pursuant to Section 6.1, extend the Offer and set a subsequent scheduled Expiration Date, and shall continue to so extend the Offer and set subsequent scheduled Expiration Dates, until the Termination Date (as defined in Section 7.11(j)). Purchaser agrees that (i) the initial scheduled Expiration Date of the Offer shall be not later than the earlier of
(x) 60 Business Days following the Commencement Date and (y) the date on which Purchaser reasonably believes that all Offer Conditions (other than the Minimum Condition) will be satisfied or waived (which date may not be fewer than 20 Business Days following the Commencement Date) and (ii) each subsequent scheduled Expiration Date shall be not later than the earlier of (x) 20
Business Days following the previous scheduled Expiration Date, (y) the date on which Purchaser reasonably believes that all Offer Conditions (other than the Minimum Condition) will be satisfied or waived and (z) the Termination Date. To the maximum extent permitted by the Laws of The Netherlands ("DUTCH LAW"), including the Dutch Merger Code, and by the rules and regulations of the ASE, it is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to
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                                                                               3



any such condition (except for any action or inaction by Purchaser constituting a breach of this Agreement) and, except as provided in Section 6.2(b), may be waived by Purchaser, in whole or in part, at any time and from time to time, in its sole discretion. Purchaser may, at any time, transfer or assign to one or more Subsidiaries of Purchaser (organized or incorporated under the Laws of Canada, the United States, The Netherlands or any other jurisdiction, provided, that such other jurisdiction would not impose a withholding tax on the payment of the Offer Consideration (as defined in Section 1.2)) the right to purchase all or any portion of the Tendered Shares, but any such transfer or assignment shall not relieve Purchaser of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for the Tendered Shares accepted for payment.

                  1.2 OFFER CONSIDERATION. Upon the terms and subject to the conditions of the Offer, the Offer shall commit Purchaser to acquire each Tendered Share for, at the election of the holder but subject to the limitations set forth in this Article I, either:

                  (a) 1.3772 validly issued, fully paid and nonassessable common shares without nominal or par value ("PURCHASER SHARES") of Purchaser, subject to any adjustments in accordance with Section 1.5(e) (the "SHARE
CONSIDERATION"); or

                  (b) NLG 115, net to the seller in cash (the "CASH CONSIDERATION" and, together with the Share Consideration, the "OFFER CONSIDERATION").

                  1.3 ELECTION PROCEDURE. Each holder of Tendered Shares not withdrawn pursuant to the Offer by 3:00 p.m. Amsterdam time on the date the Offer expires (such time, the "EXPIRATION DATE"), shall have the right, subject to the limitations set forth in this Article I, to submit a request made in accordance with the provisions of this Section 1.3 and the Offer Documents (as defined in Section 1.7(c)) (the "ELECTION") specifying (i) the number of Tendered Shares owned by such holder that such holder desires to exchange for the Share Consideration in the Offer (the "SHARE ELECTION") and (ii) the number of Tendered Shares owned by such holder that such holder desires to have exchanged for the Cash Consideration in the Offer (the "CASH ELECTION"). Purchaser shall have the right to make rules (which shall not be inconsistent with the terms of this Agreement, shall be in accordance with applicable Law, including the Dutch Merger Code, and the rules and regulations of the ASE, shall be reasonably acceptable to the Company and Stockholder and shall be equitable to the Company's shareholders) governing the Election.

                  1.4      LIMITED AVAILABILITY OF SHARE CONSIDERATION.

                  (a) Pursuant to the Offer, Share Consideration shall be paid in respect of 34,783,758 Tendered Shares (an aggregate of 47,904,191 Purchaser Shares) and Cash Consideration shall be paid in respect of the remaining Tendered Shares.

                  (b) Stockholder shall tender all of the Stockholder Shares into the Offer and shall elect to receive Share Consideration in respect of all the Stockholder Shares. In the event that no other holder of Tendered Shares makes a Share Election, Stockholder shall receive an aggregate of 47,904,191 Purchaser Shares in the Offer in respect of 34,783,758 Stockholder Shares and Cash Consideration in respect of the remaining Stockholder Shares.

                  (c) In the event that shareholders of the Company (other than Stockholder) shall make Share Elections, all such shareholders (including Stockholder) shall have the equal opportunity to receive Share Consideration in the Offer (based on the number of Tendered Shares in respect of which each such holder (including Stockholder) shall have made a Share Election), subject to the limitation that Share Consideration shall be paid in respect of an aggregate of 34,783,758 Tendered Shares. To the extent Share Elections are made in respect of more than 34,783,758 Tendered Shares, each tendering shareholder (including Stockholder) shall receive (x) Cash Consideration in the Offer in respect of such number of Tendered Shares in respect of which such shareholder has made a Share Election equal to (i) the number of Tendered Shares in respect of which such shareholder has made a Share Election minus (ii) the number of Tendered Shares in respect of which such shareholder has made a Share Election multiplied by a fraction the numerator of which equals 34,783,758 and the denominator of which equals the aggregate number of Tendered Shares for which a Share Election has been made by all tendering shareholders (including Stockholder) and (y) Share Consideration in respect of the remaining portion of the Tendered Shares in respect of which such shareholder has made a Share Election.

                  1.5 ISSUANCE OF SHARE CONSIDERATION AND PAYMENT OF CASH CONSIDERATION AT THE CLOSING. The manner in which the Tendered Shares shall be exchanged for the Share Consideration and the Cash Consideration pursuant to the Offer shall be as set forth in this Section 1.5; provided, that the parties agree to modify any of such procedures to the extent inconsistent with applicable legal or regulatory requirements or applicable practices; provided, however, that such modification does not result in any diminution in the Offer Consideration.

                  (a) Each Tendered Share for which a Share Election has been received shall be, at the Closing (as defined in Section 1.9), subject to the limitations of Section 1.4, exchanged for the Share Consideration in the Offer; provided, however, that no certificates or scrips representing fractional shares of the Share Consideration shall be issued upon the exchange for such Tendered Shares. In lieu of any such fractional share, Purchaser shall pay to each such shareholder of the Company who otherwise would be entitled to receive a fractional share, an amount in cash (without interest) determined by multiplying the fractional interest in a Purchaser Share to which such holder would otherwise be entitled by NLG 83.50.

                  (b) Each Tendered Share for which a Cash Election has been received and each Tendered Share as to which an Election is not in effect at 3:00 p.m. Amsterdam time on the Expiration Date (a "NON-ELECTING SHARE") shall be, at the Closing, exchanged for the Cash Consideration in the Offer.

                  (c) If Purchaser shall determine that any Election is not properly made with respect to any Tendered Shares, such Election shall be deemed to be not in effect, and the Tendered Shares covered by such Election shall, for purposes hereof and the Offer, be deemed to be Non-Electing Shares.

                  (d) Purchaser shall have the right to make rules (which shall not be inconsistent with the terms of this Agreement, shall be in accordance with applicable Law, including the Dutch Merger Code, and the rules and regulations of the ASE, shall be reasonably acceptable to the Company and Stockholder and shall be equitable to the Company's shareholders) providing for the issuance and delivery of certificates or scrips for the Share Consideration into which Tendered Shares are to be exchanged pursuant to the Offer and the payment of Cash Consideration pursuant to the Offer. Such rules shall be consistent with U.S. and Dutch customary practices, as applicable, in connection with exchange offers.

                  (e) In the event that, between the date of this Agreement and the Closing Date (as defined in Section 1.9), (i) Purchaser shall have effected a dividend or other distribution of cash, assets or securities (including but not limited to equity securities and including by issuing rights, options or warrants entitling the holder thereof to subscribe for or purchase securities, but excluding quarterly ordinary dividends paid at a rate that is not in excess of 150% of Purchaser's current dividend rate consistent with past practice and rights, options or warrants issued at or above current market price) or (ii) Purchaser Shares shall have been affected or changed into a different number of shares or a different class of shares as a result of a share split, reverse share split, share distribution, spin-off, recapitalization, reclassification (other than a change in par value) or other similar transaction with a record date within such period, the Share Consideration shall be equitably adjusted by Purchaser in a manner reasonably satisfactory to Stockholder and the Company. In the event that at any time, as a result of an adjustment made pursuant to the preceding sentence, a holder of Company Shares making a Share Election shall become entitled to receive any securities of Purchaser other than the Purchaser Shares upon consummation of the Offer, thereafter the number of such other securities so receivable upon consummation of the Offer shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Purchaser Shares contained in this paragraph.

                  1.6      COMPANY SHARE OPTIONS.

                  (a) The vesting and exercisability of each stock option and bonus share granted by the Company or any of its Subsidiaries which is outstanding as of the Closing Date shall be accelerated to become fully vested and exercisable on the Closing Date. Each stock option granted by the Company prior to the date of this Agreement and that remains outstanding at the Closing Date (a "COMPANY STOCK OPTION") shall be converted, on the Closing Date, upon the holder's election (on an option by option basis), into an option to acquire, on the same terms and conditions as were applicable under the Company's option plans, that number of Purchaser Shares determined by multiplying the number of Company Shares subject to such Company Stock Option by the Conversion Ratio, rounded, if necessary, up to the nearest whole Purchaser Share, at a price per share equal to the per-share exercise price specified in such Company Stock Option divided by the Conversion Ratio, rounded, if necessary, down to the nearest whole cent. For purposes of this Section, the "CONVERSION RATIO" means the sum of (A)(i) 0.1932, multiplied by (ii) the Share Consideration, and (B)(i) 0.8068, multiplied by (ii) the quotient determined by dividing the amount of the Cash Consideration by the average of the last sales prices on the New York Stock Exchange

Composite Transaction Tape of the Purchaser Shares on each of the five consecutive trading days ending on the last trading day immediately prior to the Closing Date (the "SHARE VALUE"). Alternatively, upon such a holder's election prior to the Closing Date, the Company shall pay to such holder, as soon as practicable following the Closing Date, an amount, if any, in cash, equal to (A) the number of Company Shares subject to such holder's Company Stock Option, multiplied by (B) the excess, if any, of the Cash Consideration over the per-share exercise price specified in such Company Stock Option, reduced by any applicable withholding taxes or other amounts required by law to be paid or withheld by the Company or its Subsidiary, and such Company Stock Option will then be cancelled.

                  (b) Subject to Section 1.6(c), with respect to each holder of a Company Stock Option who did not make an election specified in Section 1.6(a), such holder's Option shall be converted, on the Closing Date, into an option to acquire Purchaser Shares in accordance with the conversion terms set forth in
Section 1.6(a).

                  (c) With respect to each holder of a Company Stock Option who did not make an election specified in Section 1.6(a) and who provides notice to the Company that such holder will not permit his or her Option to be converted into an option to acquire Purchaser Shares, the Company shall take all reasonable action such that following the Closing Date such holder may elect to have only the right, upon providing notice to the Company, to receive an amount, if any, in cash, equal to (A) the number of Company Shares subject to such holder's Company Stock Option, multiplied by (B) the excess, if any, of the Cash Consideration over the per-share exercise price specified in such Company Stock Option, reduced by any applicable withholding taxes or other amounts required by law to be paid or withheld by the Company or its Subsidiary.

                  (d) With respect to the Company Stock Options that are converted into options to acquire Purchaser Shares, the Purchaser shall reserve for issuance a number of Purchaser Shares equal to the number of Purchaser Shares which may become issuable upon exercise of such Company Stock Options. Upon the Closing Date (if reasonably practicable) or within 3 Business Days thereafter, Purchaser shall file with the SEC a Registration Statement on Form S-8 covering all Purchaser Shares to be issued upon exercise of such Company Stock Options, and shall cause such Registration Statement to remain effective so long as there are Company Stock Options outstanding.

                  (e) For the purposes of this Section, the Cash Consideration and the per-share exercise price specified in each Company Stock Option shall be, to the extent necessary, converted from NLG to U.S. dollars, based on an exchange ratio of NLG 2 to U.S. $1.

                  1.7      PURCHASER ACTION.

                  (a) In connection with the registration pursuant to the Securities Act of the Purchaser Shares to be issued as the Share Consideration pursuant to the Offer, Purchaser shall file a Registration Statement on Form S-4 (together with all amendments, schedules, and exhibits thereto, the "REGISTRATION STATEMENT") with the SEC promptly following the execution of this Agreement. The Registration Statement shall comply in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, as well as with the Dutch act on the supervision of the securities trade 1995 (the "TRADE ACT"), and the rules and regulations promulgated thereunder, including Purchaser obtaining an individual dispensation of the Netherlands Securities Board from the prohibition set forth in Section 3, paragraph 1 of the Trade Act. Purchaser shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC at the earliest practicable date and to keep the Registration Statement effective as long as is necessary to consummate the Offer. Purchaser shall also take any action required to be taken under applicable blue sky or securities laws (other than pursuant to state takeover laws) in connection with the issuance of the Purchaser Shares as Share Consideration, and the Company shall furnish all information concerning the Company and the holders of Company Shares as Purchaser may reasonably request in connection with such action. The Company and Stockholder shall reasonably assist and cooperate with Purchaser in the preparation of the Registration Statement and shall use their reasonable best efforts to assist Purchaser to have the Registration Statement declared effective by the SEC at the earliest practicable date. Purchaser shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement to the Company and Stockholder and advise the Company and Stockholder of any oral comments with respect to the Registration Statement received from the SEC. Purchaser agrees that none of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Registration Statement, and each amendment or supplement thereto, at the time of mailing the prospectus relating thereto and on the Closing Date, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and Stockholder each agree that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement and each amendment or supplement thereto, at the time of mailing the prospectus relating thereto and on the Closing Date, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time before the Closing Date when a prospectus relating to the Purchaser Shares is required to be delivered under the Securities Act in connection with the Offer, any event occurs as a result of which the prospectus as then amended or supplemented relating to the Offer would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Securities Act, Purchaser will promptly notify the Company and the Stockholder of such event and will promptly prepare and file with the SEC an amendment or supplement which will correct such statement or omission or effect such compliance. If at any time before the Closing Date when a prospectus relating to the Purchaser Shares is required to be delivered under the Securities Act in connection with the Offer, there shall occur any event with respect to the Company or Stockholder or any information supplied by the Company or Stockholder for inclusion in the Registration Statement which requires the Registration Statement to be amended, or the prospectus relating thereto to be amended or supplemented, the Company or Stockholder, as the case may be, shall promptly advise the Purchaser of such event.

Purchaser will provide the Company and Stockholder with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement prior to filing such with the SEC, and will provide the Company and Stockholder with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by the Company or Stockholder for inclusion in the Registration Statement shall be made without the approval of the Company or Stockholder, respectively, which approval shall not be unreasonably withheld or delayed. Purchaser shall notify the Company and Stockholder of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. Following the execution and delivery of this Agreement, Purchaser shall submit a request for "no action" or other appropriate relief to the SEC as may be reasonably required in the good faith judgment of Purchaser in order to make the Offer in the United States and to holders of Company Shares resident or citizens of the United States.

                  (b) Subject to Section 1.1, as soon as practicable after the Registration Statement is declared effective by the SEC, Purchaser shall commence the Offer. As soon as practicable on the Commencement Date, Purchaser shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "SCHEDULE 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain an offer to purchase, a form of the related letter of transmittal, a form of notice of guaranteed delivery and the form for making the Election (together with any supplements or amendments thereto, collectively, the "U.S. OFFER DOCUMENTS"). Purchaser will provide the Company and Stockholder with a reasonable opportunity to review and comment on the U.S. Offer Documents prior to filing such with the SEC and will provide the Company and Stockholder with a copy of all such filings made with the SEC. Purchaser, the Company and Stockholder each agrees promptly to correct any information provided by it for use in the U.S. Offer Documents that shall have become false or misleading in any material respect, and Purchaser further agrees to take all steps necessary to cause the Schedule 14D-1, as so corrected, to be filed with the SEC, and the other U.S. Offer Documents, as so corrected, to be disseminated to holders of Company Shares, in each case as and to the extent required by applicable federal securities laws. The Schedule 14D-1 shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (c) On the Commencement Date, Purchaser and the Company shall make generally available a notice of offer ("BIEDINGSBERICHT") (together with all amendments and supplements thereto, the "NOTICE OF OFFER") and shall announce the making available of the Notice of Offer in at least one national daily newspaper in The Netherlands. The Notice of Offer shall contain all the information required by the Dutch Merger Code, including the information referred to in Article 6, Article 9, paragraph 2 and Article 10 thereof, and shall also contain a written opinion of Lazard Freres & Co. LLC, dated as of May 21, 1998, addressed to the Company that the Offer Consideration is, in the opinion of such advisor, fair to the holders of the Company Shares, from a financial point of view. Purchaser and the Company shall invite the ASE and the Dutch Merger Panel to review drafts of the Notice of Offer and provide any comments they may have. The Notice of Offer shall comply as to form and substance in all respects with the requirements of the Dutch Merger Code, the Trade

Act, including any conditions that may be attached to the dispensation granted pursuant to Section 4 of the Trade Act, and the applicable rules and regulations of the ASE and shall be consistent with Dutch commercial practice. The U.S. Offer Documents and the Notice of Offer are herein collectively referred to as the "OFFER DOCUMENTS." The Offer Documents, including the Notice of Offer, shall state that, subsequent to being tendered, Tendered Shares (including Stockholder Shares) may be withdrawn prior to any subsequently scheduled Expiration Date to the fullest extent permitted under the Exchange Act and the rules and regulations promulgated thereunder.

                  1.8 COMPANY AND STOCKHOLDER ACTION.

                  (a) Approvals of Company. The Company hereby approves of and consents to the Offer and represents and warrants that (i) the Company's Supervisory Board and the Company's Board of Management, at meetings duly called and held, (a) determined that this Agreement and the transactions contemplated hereby, including the Offer, are fair to, and in the best interests of, its shareholders and other relevant constituencies, its Subsidiaries and the enterprises carried on by itself and its Subsidiaries, (b) approved this Agreement and the transactions contemplated hereby, including the Offer, in all respects and (c) resolved to recommend that the shareholders of the Company accept the Offer and tender their Company Shares thereunder to Purchaser and
(ii) Lazard Freres & Co. LLC has delivered to the Company's Supervisory Board and the Company's Board of Management its opinion as of May 21, 1998 (which opinion was confirmed in writing as of such date) that the Offer Consideration is, in the opinion of such advisor, fair to the holders of the Company Shares, from a financial point of view. The Company shall make its recommendation in the Offer Documents and shall be a signatory thereto, subject to the limitation set forth in the next sentence. The Company's Supervisory Board and its Board of Management shall make no other statements as to its position with respect to the Offer other than such recommendation unless the Company's Supervisory Board or its Board of Management, as the case may be, concludes in good faith and on the basis of advice from outside counsel that failure to do otherwise would constitute a breach of its fiduciary duties under applicable Law.

                  (b) Approvals of Stockholder. Stockholder hereby approves of and consents to the Offer and represents and warrants that Stockholder's Supervisory Board and Stockholder's Board of Management, at meetings duly called and held, approved this Agreement, including the Offer, the Tender Agreement, the Voting Agreement and the Stockholders Agreement.

                  (c) 14D-9 SEC Filing. Contemporaneously with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE 14D-9"), containing a description of the recommendation of the Offer by the Company's Supervisory Board and Board of Management described in Section 1.8(a) and any other statements made by such Boards subsequent thereto permitted by Section 1.8(a), and shall promptly mail the
Schedule 14D-9 to those of the Company's shareholders that are holders of record of registered shares of the Company, in each case as and to the extent required by the Exchange Act and any other applicable federal securities laws. The Company will provide

Purchaser and Stockholder with a reasonable opportunity to review and comment on the Schedule 14D-9 prior to filing such with the SEC, and will provide Purchaser with a copy of all such filings made with the SEC. Purchaser, the Company and Stockholder each agree to correct promptly any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Company Shares that are holders of record of registered shares of the Company, in each case as and to the extent required by applicable federal securities laws. The Schedule 14D-9 shall comply with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (d) Stockholder Lists. In connection with the Offer, the Company shall, within two Business Days after a request from Purchaser, furnish Purchaser with mailing labels, security position listings and any available listings or computer files of the Company or its transfer agent containing the names and addresses of the record holders of those Company Shares that are registered shares as of the latest practicable date and shall furnish Purchaser with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Company Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, Purchaser and its affiliates and associates shall use the information contained in any such labels, listings and files only in connection with and for the purpose of the Offer, and, if this Agreement shall be terminated, Purchaser will deliver to the Company or destroy all copies of such information then in the possession of Purchaser or any of Purchaser's affiliates or associates.

                  1.9 THE CLOSING. Purchaser shall consummate the Offer and acquire all Tendered Shares properly tendered and not withdrawn (the "CLOSING") at the earliest time permitted under the Exchange Act, the Dutch Merger Code and other applicable Dutch Laws and as of which all of the Offer Conditions shall have been satisfied or waived by Purchaser. For purposes of this Agreement, the "CLOSING DATE" shall be the date on which Purchaser shall acquire the Tendered Shares by means of the Offer. The Closing shall occur on the Closing Date at a place or places to be mutually agreed by the parties.

                  1.10 COMPANY BOARD REPRESENTATION. Upon Purchaser's request, Stockholder shall cause the members of the Supervisory Board of the Company to resign as of the Closing, except for any member who Purchaser indicates it would like to remain as a member of either of such Board. As soon as practicable after the Commencement Date, Purchaser shall provide the Company and Stockholder with the names of the individuals Purchaser wishes to be appointed to, or remain as members of, the Supervisory Board and the Board of Management of the Company effective as of the Closing. Following receipt by the Company of the names of such individuals (and any further information regarding these individuals as reasonably requested by the Company), either at the shareholder informational meeting to be called by the Company relating to the Offer (the "INFORMATIONAL MEETING") or at a general meeting of shareholders convened by the Company for the purpose of appointing these individuals to the Supervisory Board and the Board of Management of the Company, as the case may be, Stockholder shall cause such appointments to take place effective as of, and conditional upon the occurrence of, the Closing.


                                   ARTICLE II

                                  POST-CLOSING

                  2.1      POST-CLOSING RESTRUCTURING.

                  (a) Purchaser intends, simultaneously with or as soon as possible after the Closing, to effectuate a corporate reorganization of the Company and its subsidiaries, which may include, without limitation, (i) the sale and transfer by the Company, or any of its subsidiaries, to Purchaser, or any affiliates of Purchaser, of all or a portion of the assets of the Company or its Subsidiaries, (ii) the amendment of the Articles of Association of the Company to permit the creation, among other things, of separate classes of shares, (iii) the distribution of an extraordinary dividend on the shares of the Company or a particular class or classes of shares of the Company, (iv) the commencement of a compulsory acquisition by Purchaser of shares of the Company from any remaining minority shareholder in accordance with Section 2:92a of the Dutch Civil Code (the "DCC") and (v) the effectuation by the Company and one or more Dutch Subsidiaries of Purchaser of a legal merger within the meaning of
Section 2:309 of the DCC; provided, that the merger consideration shall, if the legal merger referred to in clause (v) above occurs within six months after Closing, provide equivalent value (taking into account the liquidity of any securities issued and the other aspects of the valuation of such securities) as the Offer Consideration.

                  (b) Each of Stockholder and the Company hereby agrees with Purchaser that, unless its respective Supervisory Board or Board of Management concludes in good faith and on the basis of advice from outside counsel that to do so would constitute a breach of its fiduciary duties under applicable Law or will violate any other applicable Law, it shall take, conditioned on the Minimum Condition having been satisfied (but not waived) and effective no earlier than the consummation of the Offer, all actions reasonably necessary or desirable to accomplish the corporate reorganizations referred to in Section 2.1(a), including, without limitation, (i) the convening of the necessary meetings of the shareholders, Board of Management and Supervisory Board of the Company, (ii) the casting of the votes attached to the shares of Stockholder in favor of any proposal of the Company that purports to effectuate any of such corporate reorganizations, (iii) the consideration of any and all necessary or desirable resolutions by the Board of Management or the Supervisory Board of the Company for the purpose of the corporate reorganizations and (iv) the execution of any and all reasonably requested documents, agreements or deeds that are necessary or desirable to effectuate any of the corporate reorganizations and the filing or registration of any or all of such documents, agreements or deeds with the appropriate authorities or agencies. In addition, at the request of Purchaser, each of Stockholder and the Company hereby agrees to take any and all other actions that are required or desirable to accomplish the corporate reorganization of the Company and its Subsidiaries, so long as such actions are reasonable in such party's judgment based on the relative detriment to such party of taking such action and the relative benefit to Purchaser from such action; provided, that in the case of an action detrimental to the Company or Stockholder (as determined in the good faith judgment of the applicable party), such action shall not be effective prior to the Closing Date. With respect to all actions taken by Stockholder or the Company pursuant to this Section 2.1(b), Purchaser shall reimburse such parties for their out-of-pocket costs and expenses regardless of whether or not the Offer is consummated.

                  (c) Purchaser shall defend, indemnify and hold harmless Stockholder and the Company and their respective directors, officers and affiliates, including the members of the Company's Board of Management, against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including interest, penalties and reasonable attorneys' fees, arising out of, resulting from or relating to the effectuation of any of the actions or transactions described in
Section 2.1(a) or any of the actions described in Section 2.1(b).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Company SEC Reports (as defined in Section 3.1(f)) publicly available prior to the date of this Agreement, press releases issued by the Company and publicly available in New York prior to the date of this Agreement (but the foregoing exception with respect to press releases shall not apply in the case of Section 3.1(h) with regard to any press release that is not included in the Company SEC Reports) or in the disclosure schedule delivered by the Company to Purchaser prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Purchaser as follows (it being agreed that any representation or warranty herein that is qualified by knowledge shall mean the knowledge of the Company's executive officers):

                  (a) Organization. Each of the Company and each of its material Subsidiaries is a corporation or other entity duly organized or incorporated, validly existing and in good standing (as applicable) under the Laws of its jurisdiction of organization or incorporation. Each of the Company and each of its material Subsidiaries has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business in all material respects as now being conducted. Furthermore, neither the Company nor any of the Company's material Subsidiaries (i) has been dissolved, and there is no action or request pending to accomplish such dissolution, (ii) is involved in preparations for a merger as described in Section 2:309 of Book 2 of the DCC, or (iii) has been declared bankrupt and no action or request is pending to declare the Company or any of the Company's material Subsidiaries bankrupt and neither the Company nor any of the Company's material Subsidiaries has filed or been granted an official moratorium of payments under or pursuant to Dutch Law. Each of the Company and each of its material Subsidiaries is duly licensed or qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so licensed, in good standing or to so qualify would not be reasonably expected to result in a Material Adverse Effect (as defined in Section 7.11(e)). The copy of the Articles of Association of the Company included in the Company Disclosure Schedule is a true, complete and correct copy of such document as in effect on the date of this Agreement.

                  (b) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Notwithstanding Section 7.13(c), the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to the holding of the Informational Meeting prior to Closing. Notwithstanding Section 7.13(c), this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and Stockholder and the consummation by the Company and Stockholder of the transactions contemplated hereby do not and will not (i) violate any provision of the articles of association, by-laws or other organizational document of the Company or of any material Subsidiary of the Company (including such entity's partnership agreement, if such entity is a partnership), except, with respect to any Subsidiary of the Company, as would not be reasonably expected to result in any liability of the Company or any of its Subsidiaries, or (ii) result in the breach, violation, suspension or termination of, give rise to any right of termination, purchase or amendment under, require consent or notification under, result in the loss of any benefit, right or license under, increase or accelerate the liability of any party under, result in the creation of an Encumbrance (as defined in Section 7.11(b)) on any assets of the Company or any material Subsidiary of the Company or constitute a default under (in each case, with or without the giving of notice or the lapse of time or both) any provision of any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, contract, obligation, instrument, commitment, license, franchise or permit to which the Company or any material Subsidiary of the Company is a party or is subject or by which any assets of any of them is bound, except, in the case of clause (ii), (a) as would not be reasonably expected to result in a Material Adverse Effect and (b) as would not be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby.

                  (d) Governmental Approvals. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not violate in any material respect any Law applicable to the Company or any Subsidiary of the Company or any of their respective assets or require any consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in Section 7.11(c)) by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby by the Company, except in relation to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and confirmation by way of a decision of the Commission of the European Communities under Article 6(1)(b) or Article 8(2) of Council Regulation (EEC) No. 4064/89 of 21 December 1989 that the transactions contemplated by this Agreement and any matters arising therefrom are compatible with the common market, (ii) the Exchange Act, (iii) the rules and regulations of the New York Stock Exchange (the "NYSE") and the ASE, (iv)
Section 721 of the Defense Production Act of 1950, as amended ("EXON-FLORIO"), and the rules and regulations promulgated thereunder, and the rules and regulations promulgated by the United States Department of Defense, (v) such filings with the Trade Register and all other filings under Dutch Law, (vi) the Competition Act (Canada) and (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under other Laws, including antitrust or other competition laws of other jurisdictions, and except for any such violation and failure to make or obtain any such consent, approval, order, authorization, registration, declaration or filing which (a) would not be reasonably expected to result in a Material Adverse Effect and (b) would not be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (i) through (vii) are hereinafter referred to as the "COMPANY REQUIRED CONSENTS."

                  (e)      Capital Structure.

                           (i) The authorized capital stock of the Company consists of 500,000,000 Company Shares. As of April 30, 1998, 180,000,000 Company Shares were outstanding, of which 1,645,973 were held in the treasury relating to options issued pursuant to the PolyGram N.V. Share Option Scheme 1990, the PolyGram N.V. Share Option Scheme 1995, the U.K.-Approved Share Option Scheme 1990, the U.K.- Approved Share Option Scheme 1995, the Netherlands Share Option Scheme 1990 and the Netherlands Share Option Scheme 1995 (collectively, the "SHARE OPTION SCHEMES"). Since April 30, 1998 to the date of this Agreement, there have been no issuances of shares of the Company or any other securities of the Company. All Company Shares are duly authorized, validly issued, fully paid and nonassessable, and no class of shares is entitled to preemptive rights, other than as provided by Dutch Law. There were outstanding as of April 30, 1998 no options, warrants or other rights, agreements, arrangements or commitments of any character to acquire shares from the Company, other than options representing in the aggregate the right to acquire 4,186,328 Company Shares pursuant to the Share Option Schemes. Since April 30, 1998 to the date of this Agreement, no options or warrants or other rights to acquire shares of the Company have been issued or granted and no agreements or commitments have been entered into by the Company to issue shares of the Company.

                           (ii) All issued and outstanding shares of capital stock, partnership interests, membership interests, joint venture interests and other equity interests of each of the Company's material Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary of the Company free and clear of all Encumbrances, in each case other than as provided by Law or the terms of any applicable partnership or similar agreement as in effect on the date hereof.

                           (iii) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which shareholders may vote ("COMPANY VOTING DEBT") are issued or outstanding.

                           (iv) Except as otherwise set forth in this Section 3.1(e) or as permitted by this Agreement, and other than, in the case of the Company's non-material Subsidiaries, pursuant to the terms of any partnership or similar agreement in effect on the date hereof, and other than as provided by Law, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no commitments, agreements, arrangements or undertakings of any kind relating to the Company's right to vote or dispose of shares or other voting securities of the Company or its Subsidiaries, other than, in the case of its Subsidiaries, pursuant to the terms of the articles of organization, by-laws or other organizational document of such entity (including such entity's partnership agreement, if such entity is a partnership) in effect on the date hereof, and other than as provided by Law. Except as permitted by this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares or other equity interests of the Company or any of its Subsidiaries, other than, in the case of non-material Subsidiaries, pursuant to the terms of its articles of organization, by-laws or other organizational document of such entity (including such entity's partnership agreement if such entity is a partnership) in effect on the date hereof, and other than as provided by Law.

                  (f)      Reports and Financial Statements.

                           (i) The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1996 (including all exhibits thereto and any voluntary reports on Form 6-K, the "COMPANY SEC REPORTS"). No Subsidiary of the Company is required to file any form, report or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles in The Netherlands ("NETHERLANDS GAAP") (and, to the extent reported therein, reconciled to United States generally accepted accounting principles ("U.S. GAAP")) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the Company SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder.

                           (ii) As of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) reserved on, or disclosed or reflected in, the Company's audited balance sheet (including any related notes and schedules thereto) for the fiscal year ended December 31, 1997 included in the Company's Annual Report on Form 20-F for such fiscal year, (b) incurred in the ordinary course of business since December 31, 1997, (c) incurred in accordance with this Agreement or the transactions contemplated hereby or (d) which would not be reasonably expected to result in a Material Adverse Effect.

                  (g)      Information Supplied.

                           (i) None of the information supplied or to be supplied in writing by the Company for inclusion or incorporation by reference in the Registration Statement or the Offer Documents will, at the time the Registration Statement, the Offer Documents or amendments or supplements thereto are filed with the SEC and the Netherlands Securities Board or, in the case of the Registration Statement, is declared effective and on the Closing Date, or, in the case of the Offer Documents, are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (ii) Notwithstanding the foregoing provisions of
         Section 3.1(g)(i), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Registration Statement, Offer Documents or amendments or supplements thereto other than those supplied by the Company in writing for inclusion or incorporation by reference therein.

                  (h) Absence of Certain Changes or Events. Since December 31, 1997, (i) except for the performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth herein, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and consistent with past practice in all material respects and
(ii) there has not occurred any event, change or development which has had or would be reasonably expected to result in a Material Adverse Effect.

                  (i) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which would be reasonably expected to result in a Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award which (i) would be reasonably expected to result in a Material Adverse Effect or
(ii) would be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby. The foregoing does not apply to any suits, claims, actions, proceedings or investigations arising in connection with or as a result of the execution of this Agreement or the commencement of the Offer or the consummation of the other transactions contemplated hereby.

                  (j)      Employees.

                           (i) Subject to Section 3.1(j)(viii), with respect to each material "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, multiemployer plans (within the meaning of section 3(37) of ERISA), and each material stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and each other material employee benefit plan, agreement, program, policy, commitment or other arrangement, including any commitment arising under the laws of any U.S. or non- U.S. jurisdiction, whether or not subject to ERISA, that (a) is sponsored or is being maintained or contributed to, by the Company or any of its Subsidiaries, or (b) is entered into by and between (i) any current or former director, consultant or employee of the Company or any of its Subsidiaries (each, an "EMPLOYEE") and (ii) the Company or any of its Subsidiaries (collectively, the "BENEFIT PLANS"), the Company has delivered or made available, or shall deliver or make available within 30 days after the date hereof, to Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable,
         (a) any related trust agreement, annuity contract or other funding instrument; (b) the most recent determination letter; (c) any summary plan description prepared or distributed within the five year period ending on the date hereof and other written communications (or a description of any oral communications) by the Company or any of its Subsidiaries to any Employees which in any material way vary the terms of, or increase the rights or benefits provided under, the terms of any Benefit

         Plan; and (d) the most recent (i) Form 5500 and attached schedules;
         (ii) audited financial statements; and (iii) actuarial valuation reports.

                           (ii) Schedule 3.1(j) of the Company Disclosure Schedule contains a true and complete list of the following Benefit Plans pursuant to which Employees in the United States, the United Kingdom, France, Japan or Germany benefit or participate: each "employee benefit plan" (within the meaning of Section 3(3) of ERISA, but whether or not subject to ERISA) and stock option, severance, change-in- control and bonus plan, agreement and arrangement.

                           (iii) Except where failure of any of the following statements to be true would not be reasonably expected to result in a Material Adverse Effect, (i) each Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "CODE") and other applicable U.S. and non-U.S. laws, rules and regulations; (ii) each U.S. Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and, to the knowledge of the Company or any of its Subsidiaries, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (iii) with respect to any Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such actions suits or claims; (iv) no event has occurred and, to the knowledge of the Company or any of its Subsidiaries, no condition exists that could subject the Company, or any of its Subsidiaries, either directly or by reason of its affiliation with any member of its CONTROLLED GROUP (defined as any organization which is a member of a controlled group of organizations within the meaning of Code section 414(b), (c), (m) or
         (o) or any similar non-U.S. law, rule or regulation), to any tax, fine, liability or penalty imposed by ERISA, the Code or any other applicable U.S. or non-U.S. laws, rules and regulations; (v) no Benefit Plan provides for an increase in benefits on or after the Closing Date; (vi) except as otherwise provided by Law, each Benefit Plan may be amended or terminated without obligation or liability, other than for benefits accrued or payable as of the date of such amendment or termination;
         (vii) no U.S. Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 (whether or not waived); and (viii) all contributions and payments due with respect to any periods prior to the date hereof under any Benefit Plan have been made or appropriate charges have been made on the financial statements of the Company or its Subsidiaries.

                           (iv) Subject to Section 3.1(j)(viii), with respect to each of the U.S. Benefit Plans which is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, and for which the Company could be liable and each non-U.S. pension Benefit Plan sponsored by the Company which is funded, as of the last actuarial valuation report prior to the date of this Agreement the value of the net assets of each such Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on an accumulated benefit obligation basis, based on the actuarial methods and assumptions indicated in such actuarial valuation reports. Subsequent to such valuation date, there has not been, to the knowledge of the Company, any material adverse change in the funding status of each such Plan. In addition, the obligations of each pension Benefit Plan which is not funded are properly accrued on the financial statements of the Company or its Subsidiaries.

                           (v) Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any pension Benefit Plan, which obligation would be reasonably expected to result in a Material Adverse Effect. With respect to any U.S. or non-U.S. multiemployer plan to which the Company or any member of its Controlled Group has any liability or contributes:
         (a) the Company and each member of its Controlled Group has or will have, as of the Closing Date, made all contributions to each such plan required by the terms of such plan, any collective bargaining agreement, or any applicable U.S. or non-U.S. law, rule or regulation; and (b) no such multiemployer plan is in reorganization or insolvent, other than any failure to contribute or reorganization or insolvency which would not be reasonably expected to result in a Material Adverse Effect.

                           (vi) The events contemplated by this Agreement (either alone or together with any other event) will not, except as would not be reasonably expected to result in a Material Adverse Effect, (a) except as indicated in Schedule 3.1(j) of the Company Disclosure Schedule, accelerate the time of payment or vesting or materially increase the amount of benefits due under any Benefit Plan or compensation to any Employee; (b) result in any payments (including parachute payments) under any Benefit Plan or from the Company or any of its Subsidiaries becoming due to any Employee; or (c) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Benefit Plan.

                           (vii) There are no claims or proceedings pending or, to the knowledge of the Company or any of the Company's Subsidiaries, threatened, between the Company or any of its Subsidiaries and any Employees, other than claims for benefits in the ordinary course or claims or proceedings that would not be reasonably expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any Employees. The Company has delivered or made available, or shall deliver or make available within 30 days after the date hereof, to Purchaser a current, accurate and complete copy of each collective bargaining agreement which covers any Employees, or under which the Company or any of its Subsidiaries has any obligations or is a party in the United States, the United Kingdom, France, Japan or Germany.

                           (viii) The foregoing notwithstanding, the Company makes no representation or warranty in this Article III with respect to any Benefit Plan which is managed, funded, maintained, sponsored or administered by Stockholder and in which Employees participate.

                  (k) Compliance. Neither the Company nor any of its Subsidiaries is in conflict with, or in breach, default or violation of, (i) its articles of association, by-laws or other organizational documents (including such entity's partnership agreement, if such entity is a partnership), (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to which the Company or any of its material Subsidiaries is a party or is subject or by which any assets of any of them is bound or (iii) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, contract, obligation, instrument, commitment, license, franchise or permit to which the Company or any of its material Subsidiaries is a party or is subject or by which any assets of any of them is bound, except for any such conflicts, breaches, defaults or violations which (a) would not be reasonably expected to result in a Material Adverse Effect and (b) would not be reasonably expected to prevent or materially delay the consummation of transactions contemplated by this Agreement. The Company and its Subsidiaries hold all licenses, permits, approvals and other authorizations of Governmental Entities, and are in substantial compliance with all applicable Laws, in connection with their businesses as now being conducted, except for such matters as would not be reasonably expected to result in a Material Adverse Effect.

                  (l)      Tax Matters.

                           (i) The Company and each of its material
         Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its Subsidiaries is or has been a member has timely filed all material Tax Returns required to be filed by it in the manner provided by Law and has paid all material Taxes due (including interest and penalties). With respect to any period or portion thereof ending on or before the latest balance sheet included in the financial statements for which Tax Returns have not yet been filed, or for which Taxes have accrued but are not yet due or owing, the Company and each of its material Subsidiaries has made due and sufficient current accruals for such Taxes on such balance sheet. The Company and each of its Subsidiaries file Tax Returns in all jurisdictions where required to file Tax Returns. All such Tax Returns were true, correct and complete in all material respects. No material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of the Company's Subsidiaries. As of the date hereof no audit or examination of any Tax Return of the Company or any of its material Subsidiaries is being conducted by a Tax Authority. As used herein, "TAXES" shall mean any non-United States and United States taxes and social security premiums of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes. As used herein, "TAX AUTHORITY" shall mean any competent Governmental Entity responsible for the determination, assessment or collection of Taxes.

                           (ii) No rulings or notices have been issued to the Company or any material Subsidiary by any Tax Authority that could result in a material increase in Taxes for any period following the Closing Date.

                  (m) Environmental Matters. Except as would not be reasonably expected to result in a Material Adverse Effect, the Company and each of its material Subsidiaries: (i) have obtained all necessary governmental approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("ENVIRONMENTAL LAWS") by the Company or its Subsidiaries, and (ii) are in compliance with all terms and conditions of such required governmental approvals, and also are in compliance with all applicable Environmental Laws.

                  (n) Material Contracts. Set forth in Schedule 3.1(n) of the Company Disclosure Schedule is a true and complete list of each of the following contracts and agreements of the Company or any of its Subsidiaries as in effect on the date of this Agreement, whether written or oral (such contracts or agreements, "MATERIAL CONTRACTS"):

                                    (a) material contracts and agreements (and
                  any material modifications and amendments thereto) with any of the 19 Persons set forth on Section (a) of Schedule 3.1(n) of the Company Disclosure Schedule;

                                    (b) material contracts and agreements (and
                  any material modifications and amendments thereto) with any singer, musician, publisher or producer (each, an "ARTIST") who renders services or otherwise participates in the preparation or production of any sound recordings in which the Company or a Subsidiary owns, licenses or otherwise controls the copyright under federal, foreign or common copyright law ("MASTER RECORDINGS"), which contain any "change of control" provisions or any provisions that would be triggered upon a sale of the Company or, with respect to material contracts or agreements with any of the Persons set forth on Section (a) of
                  Schedule 3.1(n) of the Company Disclosure Schedule, upon a sale of any Subsidiaries of the Company;

                                    (c) material contracts and agreements (and
                  any material modifications and amendments thereto) with the songwriters listed on Section (c) of Schedule 3.1(n) of the Company Disclosure Schedule;

                                    (d) material contracts and agreements
                  containing material covenants limiting the freedom of the Company or any Subsidiary after the date hereof (i) to engage in any line of business in any geographic area or to compete with any Person that impairs in any material respect the operation of the business of the Company and the Subsidiaries, taken as a whole, including limitations on the Company's freedom to enter into other contracts, in each case except for any sales, distribution, licensing and similar agreements made in the ordinary course of business, or (ii) to incur indebtedness for borrowed money (other than pursuant to joint venture, partnership or similar agreements);

                                    (e) "key-man" contracts or agreements which
                  give rise to any right of termination or the loss of any benefit or increase in liability of the Company or any Subsidiary, if a specified individual shall cease to be an Employee of the Company or any Subsidiary of the Company or shall cease to be employed in a specified capacity by the Company or such Subsidiary;

                                    (f) contracts and agreements (and any
                  material modifications and amendments thereto) with, or on behalf of, any Artist, production company, songwriter or publishing company in respect of whom or which the Company and its Subsidiaries are committed to pay advances after the date hereof which exceed $50 million, other than any immaterial contract or agreement that is ancillary to the principal contract(s) or agreement(s) (or to any material modifications or amendments thereto) relating to the foregoing;

                                    (g) contracts and agreements (and any
                  material modifications and amendments thereto) pursuant to which the Company or any of its Subsidiaries has engaged a third party as a distributor in any territory, or agrees to act as a distributor for a third party in any territory, and pursuant to which the Company or such Subsidiary is obligated to make, or is entitled to receive, payments which are reasonably likely to exceed $100 million per year, other than any immaterial contract or agreement that is ancillary to the principal contract(s) or agreement(s) (or to any material modifications or amendments thereto) relating to the foregoing;

                                    (h) contracts and agreements (and any
                  material modifications and amendments thereto) to which any of the Master Recordings, music videos or video clips, films or other products or services of Purchaser or any of its Subsidiaries (other than, following the Closing, the Company and its Subsidiaries) would become subject upon consummation of any of the transactions contemplated by this Agreement;

                                    (i) employment contracts or agreements with
                  any of the individuals set forth on Section (i) of Schedule 3.1(n) of the Company Disclosure Schedule;

                                    (j) contracts or instruments under which the
                  Company or any of its Subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (other than the Company or a Subsidiary), in each case, which guarantee obligation is reasonably likely to exceed $20 million, or the aggregate of which guarantee obligations are reasonably likely to exceed $40 million; or

                                    (k) any partnership, joint venture or other
                  similar contract or agreement with any Person (other than the Company or any of its Subsidiaries) pursuant to which the Company or such Subsidiary has an existing commitment to pay in excess of $100 million after the date hereof.

                  (o)  Intellectual Property.

                           (i) The Company, directly or indirectly, owns, or is licensed or otherwise possesses valid rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

                           (ii) All registered trademarks, service marks and copyrights owned by the Company are valid and subsisting, except to the extent any failure to own or be valid would not be reasonably expected to result in a Material Adverse Effect. There is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights owned by the Company by any third party, except for any such use, infringement or misappropriation that would not be reasonably expected to result in a Material Adverse Effect. No Company Intellectual Property Right owned by the Company or any of its Subsidiaries or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries, except to the extent any such restriction would not be reasonably expected to result in a Material Adverse Effect. Either the Company or a Subsidiary owns or has valid rights to sell or otherwise exploit each Master Recording, music video, video clip or film exploited by it in the manner, places and forms in which it is currently being exploited, subject to the payment of all applicable contractual or statutory obligations, except where the failure to own or have such rights would not be reasonably expected to result in a Material Adverse Effect.

                           (iii) To the knowledge of the Company, the Company currently has the right to use certain Company Intellectual Property Rights as a result of licenses between Stockholder or its affiliates and certain third parties as listed in Schedule 3.1(o) of the Stockholder Disclosure Schedule.

                  (p) Related Party Transactions. Part 1 of Schedule 3.1(p) of the Company Disclosure Schedule contains a list of all written contracts and a summary of all oral contracts, agreements or other arrangements between the Company or any Subsidiary of the Company, on the one hand, and the Stockholder or any of its Subsidiaries or, to the knowledge of the Company, affiliates (other than the Company or any Subsidiary of the Company), on the other hand, (x) that are material to the Company or are not on an arms length basis or (y) whether or not so described in clause (x), that relate to intellectual property (including technology, trademarks, or license agreements), tax sharing arrangements or distribution arrangements. Part 1 of Schedule 3.1(p) of the Company Disclosure Schedule also contains a list of all written contracts and a summary of all oral contracts, agreements or other arrangements between the Company, any Subsidiary of the Company incorporated or organized in the United States, the United Kingdom, France, Germany or Japan or any other Subsidiary of the Company (but in the case of such other Subsidiaries, immaterial contracts, agreements or arrangements are excluded from such list), on the one hand, and any current director or executive officer of the Company or any of its Subsidiaries or any entity controlled by such current director or executive officer, on the other hand, other than employment or consulting agreements or arrangements or under Benefit Plans. Except as disclosed in Part 2 of Schedule 3.1(p) of the Company Disclosure Schedule or as otherwise agreed by the parties, immediately following the Closing, all contracts, agreements, or other arrangements between the Company or any Subsidiary of the Company, on the one hand, and Stockholder or any of its Subsidiaries or affiliates (other than the Company or any Subsidiary of the Company), on the other hand, will be terminated.

                  (q) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except Lazard Freres & Co. LLC and SocGen Bannon & Co., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, copies of which have been provided to Purchaser.

                  3.2 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Except as set forth in Stockholder's Annual Report on Form 20-F for the fiscal year ended December 31, 1997, the Company SEC Reports publicly available prior to the date of this Agreement, press releases issued by Stockholder or the Company and publicly available in New York prior to the date of this Agreement or in the disclosure schedule delivered by Stockholder to Purchaser prior to the execution of this Agreement (the "STOCKHOLDER DISCLOSURE SCHEDULE"), Stockholder represents and warrants as follows (it being agreed that any representation or warranty herein that is qualified by knowledge shall mean the knowledge of Stockholder's executive officers):

                  (a) Authority. Stockholder has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary corporate action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (b) No Conflicts. The execution, delivery and performance of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby do not and will not (i) violate any provision of the Articles of Association, by-laws or other organizational document of Stockholder or of any material Subsidiary of Stockholder (including such entity's partnership agreement, if such entity is a partnership), except, with respect to any Subsidiary of Stockholder, as would not be reasonably expected to result in any liability of Stockholder or any of its Subsidiaries, or (ii) result in the breach, violation, suspension or termination of, give rise to any right of termination, purchase or amendment under, require consent or notification under, result in the loss of any benefit, right or license under, increase or accelerate the liability of any party under, result in the creation of an Encumbrance on any assets of Stockholder or any material Subsidiary of Stockholder (other than the Company or any of its Subsidiaries) or constitute a default under (in each case, with or without the giving or notice or the lapse of time or both) any provision of any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, contract, obligation, instrument, commitment, license, franchise or permit to which Stockholder or any material Subsidiary of Stockholder (other than the Company or any of its Subsidiaries) is a party or is subject or by which any assets of any of them is bound, except, in the case of clause (ii), (a) as would not be reasonably expected to result in a Material Adverse Effect and (b) as would not be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby.

                  (c) Governmental Approvals. The execution, delivery and performance of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby do not and will not violate in any material respect any Law applicable to Stockholder or any of its assets or require any consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity by or with respect to Stockholder in connection with the execution and delivery of this Agreement by Stockholder or the consummation of the transactions contemplated hereby by Stockholder, except in relation to (i) the HSR Act, and confirmation by way of a decision of the Commission of the European Communities under Article 6(1)(b) or Article 8(2) of Council Regulation (EEC) No. 4064/89 of 21 December 1989 that the transactions contemplated by this Agreement and any matters arising therefrom are compatible with the common market, (ii) the Exchange Act,
(iii) the rules and regulations of the NYSE and the ASE or any other exchange on which the securities of Stockholder are listed, (iv) Exon-Florio and the rules and regulations promulgated thereunder, and the rules and regulations promulgated by the United States Department of Defense, (v) such filings with the Trade Register and all other filings under Dutch Law, (vi) the Competition Act (Canada) and (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under other Laws, including antitrust or other competition laws of other jurisdictions, and except for any such violation and failure to make or obtain any such consent, approval, order, authorization, registration, declaration or filing which (a) would not be reasonably expected to result in a

Material Adverse Effect and (b) would not be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (i) through (vii) are hereinafter referred to as the "STOCKHOLDER REQUIRED CONSENTS".

                  (d)      Capital Structure.

                           (i) The authorized capital stock of the Company consists of 500,000,000 Company Shares. As of April 30, 1998, 180,000,000 Company Shares were outstanding, of which 1,645,973 were held in the treasury relating to the options issued pursuant to the Share Option Schemes. Since April 30, 1998 to the date of this Agreement, there have been no issuances of shares of the Company or any other securities of the Company, except as may be described in Schedule 3.1(e)(i) of the Company Disclosure Schedule in connection with the exercise or issuance of Company Stock Options. All Company Shares are duly authorized, validly issued, fully paid and nonassessable, and no class of shares is entitled to preemptive rights, other than as provided by Dutch Law. There were outstanding as of April 30, 1998 no options, warrants or other rights, agreements, arrangements or commitments of any character to acquire shares from the Company other than options representing in the aggregate the right to acquire 4,186,328 Company Shares pursuant to the Share Option Schemes. Other than as may be described in Schedule 3.1(e)(i) of the Company Disclosure Schedule, since April 30, 1998 to the date of this Agreement, no options or warrants or other rights to acquire shares of the Company have been issued or granted and no agreements or commitments have been entered into by the Company to issue shares of the Company.

                           (ii) All issued and outstanding shares of capital stock, partnership interests, membership interests, joint venture interests and other equity interests of each of the Company's material Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary of the Company free and clear of all Encumbrances, in each case other than as provided by Law or the terms of any applicable partnership or similar agreement as in effect on the date hereof.

                           (iii) No Company Voting Debt is issued or outstanding.

                           (iv) Except as otherwise set forth in this Section 3.2(d) or as permitted by this Agreement, and other than, in the case of the Company's non-material Subsidiaries, pursuant to the terms of any partnership or similar agreement in effect on the date hereof, and other than as provided by Law, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no commitments, agreements, arrangements or undertakings of any kind relating to the Company's right to vote or dispose of shares or other voting securities of the Company or its Subsidiaries, other than, in the case of its Subsidiaries, pursuant to the terms of the articles of organization, by-laws or other organizational document of such entity (including such entity's partnership agreement, if such entity is a partnership) in effect on the date hereof, and other than as provided by Law. Except as permitted by this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares or other equity interests of the Company or any of its Subsidiaries, other than, in the case of non-material Subsidiaries, pursuant to the terms of its articles of organization, by-laws or other organizational document of such entity (including such entity's partnership agreement if such entity is a partnership) in effect on the date hereof, and other than as provided by Law.

                  (e)      Information Supplied.

                           (i) None of the information supplied or to be supplied in writing by Stockholder for inclusion or incorporation by reference in the Registration Statement or the Offer Documents will, at the time the Registration Statement, the Offer Documents or amendments or supplements thereto are filed with the SEC and the Netherlands Securities Board or, in the case of the Registration Statement, is declared effective and on the Closing Date, or, in the case of the Offer Documents, are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (ii) Notwithstanding the foregoing provisions of
         Section 3.2(e)(i), no representation or warranty is made by Stockholder with respect to statements made or incorporated by reference in the Registration Statement, Offer Documents or amendments or supplements thereto other than those supplied by Stockholder in writing for inclusion or incorporation by reference therein.

                  (f)      Employees.

                           (i) With respect to each type of benefit plan described in Section 3.1(j)(i) which is (a) sponsored or is being maintained by Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries) and in which Employees participate;
         (b) is entered into by and between any Employee and Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries) or (c) is contributed to, or required to be contributed to, by Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries) on behalf of any Employees (collectively, the "STOCKHOLDER BENEFIT PLANS"), Stockholder or the Company has delivered or made available, or Stockholder shall, or shall cause the Company to, deliver or make available within 30 days after the date hereof, to Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (a) any related trust agreement, annuity contract or other funding instrument; (b) the most recent determination letter from the U.S. Internal Revenue Service; (c) any summary plan description prepared or distributed within the five-year period ending on the date hereof and other written communications by Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries) to any Employees which in any way vary the terms of, or increase the rights or benefits provided under, the terms of any Stockholder Benefit Plan; and (d) the most recent (i) Form 5500 and attached schedules; (ii) audited financial statements; and (iii) actuarial valuation reports.

                           (ii) Schedule 3.2(f) of the Stockholder Disclosure Schedule contains a true and complete list of the following Stockholder Benefit Plans pursuant to which Employees in the United States, the United Kingdom, Japan or Germany benefit or participate: each "employee benefit plan" (within the meaning of Section 3(3) of ERISA, but whether or not subject to ERISA) and each stock option, severance, change-in-control and bonus plan, agreement and arrangement.

                           (iii) (a) Except where failure of any of the following statements to be true would not be reasonably expected to result in a Material Adverse Effect, (i) each Stockholder Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable U.S. and non-U.S. laws, rules and regulations; (ii) each U.S. Stockholder Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and, to the knowledge of the Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries), nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (iii) with respect to any Stockholder Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such actions suits or claims; (iv) with respect to each Stockholder Benefit Plan, no event has occurred and, to the knowledge of the Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries), no condition exists that could subject Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries), either directly or by reason of its affiliation with any member of its Controlled Group to any tax, fine, liability or penalty imposed by ERISA, the Code or any other applicable U.S. or non- U.S. laws, rules and regulations; (v) no Stockholder Benefit Plan provides for an increase in benefits on or after the Closing Date; (vi) except as otherwise provided by Law, each Stockholder Benefit Plan may be amended or terminated without obligation or liability, other than for benefits accrued or payable as of the date of such amendment or termination; and
         (vii) no U.S. Stockholder Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 (whether or not waived).

                           (iv) No U.S. Stockholder Benefit Plan is subject to Title IV of ERISA.

                           (v) Neither the Company nor Stockholder nor any of their respective Subsidiaries, has incurred any obligation in connection with the termination or withdrawal from any pension Stockholder Benefit Plan, which obligation would reasonably be expected to result in a Material Adverse Effect. With respect to any U.S. or non-U.S. multiemployer Stockholder Benefit Plan to which Stockholder or any member of its Controlled Group (other than the Company or any of its Subsidiaries) has any liability or contributes, no such multiemployer plan is in reorganization or insolvent, other than any failure to contribute or reorganization or insolvency which would not reasonably be expected to result in a Material Adverse Effect.

                           (vi) The events contemplated by this Agreement (either alone or together with any other event) will not, except as would not have a Material Adverse Effect, (a) except as indicated in
         Schedule 3.2(f) of the Stockholder Disclosure Schedule, accelerate the time of payment or vesting or materially increase the amount of benefits due under any Stockholder Benefit Plan or compensation to any Employee from Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries); (b) result in any payments (including parachute payments) under any Stockholder Benefit Plan or from Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries) becoming due to any Employee; or (c) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Stockholder Benefit Plan.

                           (vii) With respect to any Stockholder Benefit Plan in which Employees participate, there are no claims or proceedings pending or, to the knowledge of Stockholder or any of its Subsidiaries (other than the Company or any of its Subsidiaries), threatened, between Stockholder or any of its Subsidiaries and any Employees, other than claims for benefits in the ordinary course or claims or proceedings that would not reasonably be expected to result in a Material Adverse Effect.

                  (g) Related Party Transactions. Part 1 of Schedule 3.2(g) of the Stockholder Disclosure Schedule contains a list of all written contracts and a summary of all oral contracts, agreements or other arrangements between the Company or any Subsidiary of the Company, on the one hand, and Stockholder or any of its Subsidiaries or affiliates (other than the Company or any Subsidiary of the Company), on the other hand, (x) that are material to the Company or are not on an arms length basis or (y) whether or not described in clause (x), that relate to intellectual property (including technology, trademarks or license agreements), tax sharing arrangements or distribution arrangements. Except as disclosed in Part 2 of Schedule 3.2(g) of the Stockholder Disclosure Schedule or otherwise agreed by the parties, immediately following the Closing, all contracts, agreements or other arrangements between the Company or any Subsidiary of the Company, on the one hand, and Stockholder or any of its Subsidiaries or affiliates (other than the Company or any Subsidiary of the Company), on the other hand, will be terminated.

                  The Company currently has the right to use certain Company Intellectual Property Rights as a result of licenses between Stockholder or its affiliates and certain third parties as listed in Schedule 3.1(o) of the Stockholder Disclosure Schedule. As a result of the consummation of the Offer, the Company's rights to use such Company Intellectual Property Rights will cease in accordance with the terms of the applicable license.

                  (h) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder, except Goldman Sachs International, whose fees and expenses will be paid by Stockholder in accordance with Stockholder's agreement with such firms, copies of which have been provided to Purchaser.

                  3.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Except as set forth in the Purchaser SEC Reports (as defined in Section 3.3(f)) publicly available prior to the date of this Agreement, press releases issued by Purchaser and publicly available in New York prior to the date of this Agreement (but the foregoing exception with respect to press releases shall not apply in the case of Section 3.3(h) with regard to any press release that is not included in the Purchaser SEC Reports) or in the disclosure schedule delivered by Purchaser to the Company and Stockholder prior to the execution of this Agreement (the "PURCHASER DISCLOSURE SCHEDULE"), Purchaser represents and warrants to the Company and Stockholder as follows (it being agreed that any representation or warranty herein that is qualified by knowledge shall mean the knowledge of Purchaser's executive officers):

                  (a) Organization. Each of Purchaser and each of its material Subsidiaries is a corporation or other entity duly organized or incorporated, validly existing and in good standing (references to good standing refer only to the fact that Purchaser has a current certificate of compliance) (as applicable) under the Laws of its jurisdiction of organization or incorporation. Each of Purchaser and each of its material Subsidiaries has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business in all material respects as now being conducted. Furthermore, neither Purchaser nor any of Purchaser's material Subsidiaries (i) has been dissolved, and there is no action or request pending to accomplish such dissolution or (ii) has been declared bankrupt and no action or request is pending to declare Purchaser or any of Purchaser's material Subsidiaries bankrupt and neither Purchaser nor any of Purchaser's material Subsidiaries has filed or been granted an official moratorium of payments under or pursuant to Canadian or U.S. Law. Each of Purchaser and each of its material Subsidiaries is duly licensed or qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so licensed, in good standing or to so qualify would not be reasonably expected to result in a Purchaser Material Adverse Effect (as defined in Section 7.11(h)). The copies of the Articles of Amalgamation of Purchaser and by-laws of Purchaser included in the Purchaser Disclosure Schedule are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of the Articles of Amalgamation, by-laws or other organizational document of Purchaser or of any material Subsidiary of Purchaser (including such entity's partnership agreement, if such entity is a partnership), except, with respect to any Subsidiary of Purchaser, as would not be reasonably expected to result in any liability of Purchaser or any of its Subsidiaries, or (ii) result in the breach, violation, suspension or termination of, give rise to any right of termination, purchase or amendment under, require consent or notification under, result in the loss of any benefit, right or license under, increase or accelerate the liability of any party under, result in the creation of an Encumbrance on any assets of Purchaser or its material Subsidiaries or constitute a default under (in each case, with or without the giving of notice or the lapse of time or both) any provision of any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, contract, obligation, instrument, commitment, license, franchise or permit to which Purchaser or any material Subsidiary of Purchaser is a party or is subject or by which any assets of any of them is bound, except, in the case of clause
(ii), (a) as would not be reasonably expected to result in a Purchaser Material Adverse Effect and (b) as would not be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby.

                  (d) Governmental Approvals. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not and will not violate, in any material respect any Law applicable to Purchaser or any of its Subsidiaries or any of their respective assets or require any consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity by or with respect to Purchaser or any of its Subsidiaries, in connection with the execution and delivery of this Agreement by Purchaser or the consummation of the transactions contemplated hereby by Purchaser, except in relation to (i) the HSR Act and confirmation by way of a decision of the Commission of the European Communities under Article 6(1)(b) or
Article 8(2) of Council Regulation (EEC) No. 4064/89 of 21 December 1989 that the transactions contemplated by this Agreement and any matters arising therefrom are compatible with the common market, (ii) state or provincial securities or "blue sky" laws, (iii) the Securities Act, (iv) the Exchange Act,
(v) the rules and regulations of the Quebec Securities Commission, (vi) the rules and regulations of the NYSE, the Toronto

Stock Exchange (the "TSE"), the Montreal Exchange, the Vancouver Stock Exchange, the London Stock Exchange(the "LSE") and the ASE or any other exchange on which the securities of Stockholder, the Company or Purchaser are listed, (vii) the Competition Act (Canada), (viii) Exon-Florio, and the rules and regulations promulgated thereunder, and the rules and regulations promulgated by the United States Department of Defense, (ix) such filings with the Trade Register and all other filings under Dutch Law and (x) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under other Laws, including antitrust or other competition laws of other jurisdictions, and except for any such violation or failure to make or obtain any such consent, approval, order, authorization, registration, declaration or filing which (a) would not be reasonably expected to result in a Purchaser Material Adverse Effect and (b) would not be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby. Consents, approvals, orders, registrations, declarations and filings required under or in relation to any of the foregoing clauses (i) through (x) are referred to as "PURCHASER REQUIRED CONSENTS."

                  (e)      Capital Structure.

                           (i) As of April 30, 1998, the authorized capital stock of Purchaser consisted of (a) an unlimited number of Purchaser Shares, of which 346,301,125 shares were outstanding and (b) an unlimited number of first preferred shares and second preferred shares, each without nominal or par value, of which no shares were outstanding. Since April 30, 1998 to the date of this Agreement, there have been no issuances of shares of capital stock of Purchaser or any other securities of Purchaser, except for the issuance of Purchaser Shares in an amount not exceeding 1,000,000 Purchaser Shares in connection with the exercise of options and the conversion of Liquid Yield Option Notes issued by a Subsidiary of Purchaser ("LYONS"). All outstanding Purchaser Shares are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Purchaser is entitled to preemptive rights, other than as provided by Law. There were outstanding as of April 30, 1998 no options, warrants or other rights, agreements, arrangements or commitments to acquire capital stock from Purchaser, other than (a) options representing in the aggregate the right to purchase 38,578,917 Purchaser Shares and (b) LYONs, which were convertible into an aggregate of 313,961 Purchaser Shares. Other than options or warrants or other rights to acquire no more than 50,000 Purchaser Shares in the aggregate, since April 30, 1998 to the date of this Agreement, no options or warrants or other rights to acquire capital stock from Purchaser have been issued or granted and no agreements or commitments have been entered into by Purchaser to issue capital stock of Purchaser.

                           (ii) All issued and outstanding shares of capital stock, partnership interests, membership interests, joint venture interests and other equity interests of each of Purchaser's material Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Purchaser or another Subsidiary of Purchaser free and clear of all Encumbrances, in each case other than as provided by Law or the terms of any applicable partnership or similar agreement as in effect on the date hereof.

                           (iii) No bonds, debentures, notes or other indebtedness of Purchaser having the right to vote on any matters on which shareholders may vote are issued or outstanding.

                           (iv) Except as otherwise set forth in this Section 3.3(e) or as permitted by this Agreement, and other than, in the case of Purchaser's non-material Subsidiaries, pursuant to the terms of any partnership or similar agreement in effect on the date hereof, and other than as provided by Law, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Purchaser or any of its Subsidiaries is a party or by which any of them is bound obligating Purchaser or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or other voting securities of Purchaser or any of its Subsidiaries or obligating Purchaser or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no commitments, agreements, arrangements or undertakings of any kind relating to Purchaser's right to vote or dispose of shares or other voting securities of Purchaser or its Subsidiaries, other than, in the case of its Subsidiaries, pursuant to the terms of the articles of organization, by-laws or other organizational document of such entity (including such entity's partnership agreement, if such entity is a partnership) in effect on the date hereof, and other than as provided by Law. Except as permitted by this Agreement, there are no outstanding obligations of Purchaser or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares or other equity interests of Purchaser or any of its Subsidiaries, other than, in the case of non-material Subsidiaries, pursuant to the terms of its articles of organization, by-laws or other organizational document of such entity (including such entity's partnership agreement if such entity is a partnership) in effect on the date hereof, and other than as provided by Law.

                  (f)      Reports and Financial Statements.

                           (i) Purchaser has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1996 (including all exhibits thereto, the "PURCHASER SEC REPORTS"). No Subsidiary of Purchaser is required to file any form, report or other document with the SEC. None of the Purchaser SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Purchaser SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Purchaser and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Purchaser SEC Reports, as of their respective dates (and as of the date of any amendment to the Purchaser SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                           (ii) As of the date hereof, neither Purchaser nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) reserved on, or disclosed or reflected in, Purchaser's audited balance sheet (including any related notes and schedules thereto) for the fiscal year ended June 30, 1997 included in the Company's Annual Report on Form 10-K for such fiscal year, (b) incurred in the ordinary course of business since June 30, 1997, (c) incurred in accordance with this Agreement or the transactions contemplated hereby or (d) which would not be reasonably expected to result in a Purchaser Material Adverse Effect.

                  (g)      Information Supplied.

                           (i) The Registration Statement, the Offer Documents or amendments or supplements thereto, at the time they are filed with the SEC, securities authorities in each province of Canada (if required) and The Netherlands Securities Board or, in the case of the Registration Statement, declared effective and on the Closing Date, or, in the case of the Offer Documents, first published, sent or given to shareholders, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                           (ii) Notwithstanding the foregoing provisions of
         Section 3.3(g)(i), no representation or warranty is made by Purchaser with respect to statements made or incorporated by reference in the Registration Statement, Offer Documents or amendments or supplements thereto based on information supplied by Stockholder or the Company in writing for inclusion or incorporation by reference therein.

                  (h) Absence of Certain Changes or Events. Since December 31, 1997, (i) except for the performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth herein, Purchaser and its Subsidiaries have conducted their businesses only in the ordinary course and consistent with past practice in all material respects and
(ii) there has not occurred any event, change or development which has had or would be reasonably expected to result in a Purchaser Material Adverse Effect.

                  (i) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries, or any properties or rights of Purchaser or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which would be reasonably expected to result in a Purchaser Material Adverse Effect. As of the date of this Agreement, neither Purchaser nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award which (i) would be reasonably expected to result in a Purchaser Material Adverse Effect or (ii) would be reasonably expected to prevent or materially delay the consummation of the transactions contemplated hereby. The foregoing does not apply to any suits, claims, actions, or investigations arising in connection with or as a result of the execution of this Agreement or the commencement of the Offer or the consummation of the other transactions contemplated hereby.

                  (j) Available Funds. Purchaser has or will have available to it all funds necessary to satisfy all of its obligations hereunder in connection with the Offer.

                  (k) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser, except Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., whose fees and expenses will be paid by Purchaser in accordance with Purchaser's agreements with such firms.


                                   ARTICLE IV

                                    COVENANTS

                  4.1 COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Closing Date, Stockholder shall use its best efforts to cause the Company and the Company's Subsidiaries to comply with the covenants set forth in this
Section 4.1, and, subject to Section 4.4, the Company shall and shall cause its Subsidiaries to, comply with such covenants (except as expressly contemplated or permitted by this Agreement or to the extent that Purchaser shall otherwise consent in writing such consent not to be unreasonably withheld or unreasonably delayed, provided, that, in considering any consent requested pursuant to this
Section 4.1, Purchaser shall act in good faith in accordance with applicable Law and with a view to preserving the current going concern value of the Company's businesses and operations); provided, further, that neither the Company nor Stockholder shall be deemed to be in breach of this Section 4.1 as a result of an inadvertent breach of this Section.

                  (a)      Ordinary Course.

                           (i) The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically permitted by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                           (ii) Neither the Company nor its Subsidiaries shall
         (a) enter into any new material line of business or (b) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since January 1, 1998, are not in excess of either of (1) 125% of the respective amounts in the following two categories, (x) capital expenditures for manufacturing and distribution and (y) capital expenditures for film and music, or (2) 110% of the aggregate amount set forth in the Company's 1998 capital expenditure budget, as previously disclosed to Purchaser or, if the Closing has not occurred prior to December 31, 1998, such additional amounts for any subsequent period as may be consented to by Purchaser, such consent not to be unreasonably withheld, or, if Purchaser shall not have so consented, not greater than an amount equal to 110% of a pro rata portion of the Company's 1998 capital expenditure budget (such that in respect of each three-month period commencing January 1, 1999, 110% of 25% of the aggregate 1998 budget will be deemed to be the budget for such period); provided, however, that, no commitment for any individual capital expenditure that will not be completed within 12 months of the date of commitment may be made that exceeds $7.5 million.

                  (b) Dividends; Changes in Share Capital. Neither the Company nor any of its Subsidiaries shall, or shall propose to, other than to the extent required by applicable Law or by the partnership, organizational, joint venture or similar agreement of any such Subsidiary as in effect on the date hereof, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except (x) dividends by wholly-owned Subsidiaries of the Company to the Company or another wholly-owned Subsidiary of the Company, (y) a dividend by the Company payable to all shareholders of the Company in an amount per share equal to NLG 0.50 in respect of the period from January 1, 1998 until June 30, 1998, inclusive, and (z) as permitted by Section 2.1, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction (other than the issuance of Company Shares in respect of Company Stock Options outstanding on the date of this Agreement or issued in accordance with this Agreement), or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any of its shares of its capital stock, except in the case of open market purchases of Company Shares by the Company in connection with the exercise of Company Stock Options (which Company Shares are delivered by the Company to the option holder upon such exercise).

                  (c) Issuance of Securities. Neither the Company nor any of its Subsidiaries shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any subscriptions, options, warrants or rights to acquire, any such shares or Company Voting Debt or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Shares upon the exercise of Company Stock Options outstanding as of the date of this Agreement, (ii) issuances of Company Shares upon the exercise of Company Stock Options issued after the date of this Agreement, provided that, except as permitted by Section 5.6(a) no such Company Stock Options shall be issued before February 1, 1999, and, thereafter, Company Stock Options may only be issued in the ordinary course of business consistent with past practice and in accordance with the Share Option Schemes, (iii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent, (iv) as permitted by Section 2.1 or
(v) to the extent required by applicable Law or by the partnership, organizational, joint venture or similar agreement of any such Subsidiary as in effect on the date hereof.

                  (d) Governing Documents. The Company and its Subsidiaries shall not amend or propose to amend their respective articles of association, by-laws or other organizational documents, except as required by Law.

                  (e) No Acquisitions. Neither the Company nor any of its Subsidiaries shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner (including the formation of a joint venture, partnership or similar arrangement), any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of the Company and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (i) acquisitions pursuant to binding agreements the terms of which require such acquisitions (as such terms are in effect as of the date hereof), (ii) acquisitions or any of the other foregoing transactions the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) paid or contributed by the Company and its Subsidiaries for which does not exceed $25 million, individually, or $75 million during the next twelve months after the date hereof or (iii) acquisitions of immaterial assets in the ordinary course among the Company and its wholly-owned Subsidiaries.

                  (f) No Dispositions. Other than (i) as may be required by or in conformance with Law in order to permit or facilitate the consummation of the transactions contemplated hereby, (ii) as contemplated by Section 2.1 or Section 5.13, (iii) sales, leases or licenses of inventory or dispositions of obsolete inventory or equipment not used or useful in the business, in each case in the ordinary course of business, (iv) exploitations by the Company or its Subsidiaries of their respective intellectual property rights, in each case in the ordinary course of business or (v) pursuant to the sale-leaseback arrangements available under the lease agreement between Sumitomo Bank of New York Trust Company and PolyGram Filmed Entertainment Distribution, Inc., dated November 13, 1996 (the "SUMITOMO LEASE AGREEMENT"), in accordance with the terms and conditions of such agreement as in effect on the date hereof, neither the Company nor any of its Subsidiaries shall sell, lease, or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company), the fair market value of which assets exceeds $2 million, individually, or $5 million, in the aggregate during the twelve months following the date hereof (except pursuant to binding agreements the terms of which require such dispositions (as such terms are in effect on the date hereof)); provided, that, notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall dispose of, or agree to dispose of, any interest in Really Useful Holdings Ltd., Sundance Channel LLC, MTV Asia LDC (it being understood that dilution arising from an issue of equity does not constitute a disposition) or VIVA.

                  (g) Material Contracts. Neither the Company nor any of its Subsidiaries shall:

                  (i) enter into any contract or agreement with any Person so as to include, or amend any contract or agreement with any Person so as to include, any of the following provisions, or amend any of the following provisions to the extent contained in any contract or agreement with any Person in any manner detrimental to the Company, any Subsidiary or
         Purchaser: (w) any "change of control" provision or any provision that would be triggered upon a sale of the Company or any of its Subsidiaries contained in contracts relating to Artists, (x) any "key-man" provision, including any provision which gives rise to any
         (1) breach of contract or agreement, (2) right of termination, (3) loss of any benefit or increase in liability of the Company or any Subsidiary thereof or (4) any requirement to pay any penalty or damages by the Company or any Subsidiary thereof, in each case described in this clause (x) if a specified Employee shall fail to participate in the preparation, publishing or production of Master Recordings or films subject to such contract or agreement or if a specified individual shall cease to be an Employee of the Company or any Subsidiary of the Company or shall cease to be employed in a specified capacity by the Company or such Subsidiary, (y) in the case of any amendment, any provision that reduces any existing territorial rights of the Company or any Subsidiary or (z) in the case of any new contract or agreement, any provision that provides for reversions in favor of any third party (other than (1) reversions that are customary and entered into on arm's length terms and in the ordinary course of business in the music publishing business, (2) reversions that are customary and entered into on arm's length terms and in the ordinary course of business in the recorded music and music video business with respect to licenses for "one-off" compilation and sampler-type albums or with respect to licenses for catalogs of Master Recordings or music videos by more than one Artist and (3) in connection with the sale or acquisition of territorial distribution rights outside the United States in motion pictures for a term of years, which motion pictures, in the case of acquisitions, were not produced by the Company or any Subsidiary), and in the case of any amendment, any provision that provides for reversions in favor of any third party (if there were no reversion provisions prior to the amendment) or that shortens the term of the reversion (if there were reversion provisions prior to the amendment) (for purposes of this Section 4.1, any contract or agreement shall be deemed to be amended if, upon the expiration of the term thereof, such contract or agreement is renewed (whether by exercise of a renewal option or otherwise) on different terms (other than the expiration date of such contract or agreement));

                  (ii) terminate any contract or agreement with any Artist whose last album sold in excess of 1 million units during any five-year period;

                  (iii) enter into, amend in any material respect or renew any contract or agreement with, or on behalf of, any Artist, production company, songwriter or publishing company in respect of whom or which the Company and its Subsidiaries are required to make payments (which are not contingent on achieving bona fide specified performance objectives) valued in excess of $25 million to, or on behalf of, any Artist or production company or valued in excess of $15 million to, or on behalf of, any songwriter or publishing company;

                  (iv) provide or commit to provide advances to Artists in aggregate amounts exceeding $50 million more than the aggregate amount set forth in the Company's 1998 budget for such category of expenditure, as previously disclosed to Purchaser, or, if the Closing has not occurred prior to December 31, 1998, such additional amounts for any subsequent period as may be consented to by Purchaser, such consent not to be unreasonably withheld, or, if Purchaser shall not have so consented, not greater than an amount equal to a pro rata portion of 107.7% of the Company's 1998 budget for such category of expenditure (such that in respect of each three-month period commencing January 1, 1999, 25% of the aggregate 1998 budget for such category of expenditure plus $12.5 million will be deemed to be the budget for such period);

                  (v) terminate any distribution contract or agreement pursuant to which the Company or any of its Subsidiaries acts as a distributor for a third party and pursuant to which at least $10 million of sales were made during the preceding 12 months;

                  (vi) enter into any contract or agreement with any Person so as to include, or amend any contract or agreement with any Person so as to include, any of the following provisions, or amend any of the following provisions to the extent contained in any contract or agreement with any Person in any manner detrimental to the Company, any Subsidiary or Purchaser: any provision limiting the freedom of the Company or any Subsidiary (x) to engage in any line of business in any geographic area or to compete with any Person that impairs in any material respect the operation of the business of the Company and the Subsidiaries, taken as a whole, including limitations on the Company's freedom to enter into other contracts, in each case except for any sales, distribution, licensing and similar agreements made in the ordinary course of business, or (y) to incur indebtedness for borrowed money;

                  (vii) enter into any contract or agreement with any Person so as to include, or amend any contract or agreement with any Person so as to include, the following provision, or amend the following provision to the extent contained in any contract or agreement with any Person in any manner detrimental to the Company, any Subsidiary or Purchaser: any provision which would subject any of the Master Recordings, music videos or video clips, films or other products or services of Purchaser or any of its Subsidiaries or affiliates (other than, following the Closing, the Company or any of its Subsidiaries) to such contract or agreement upon consummation of any of the transactions contemplated by this Agreement (including any pending but not binding film output arrangements relating to Showtime Network);

                  (viii) enter into any employment contract or agreement that provides for total guaranteed annual compensation (defined for purposes of this Section 4.1 to exclude stock options, pension and medical benefits and retention bonus paid pursuant to Section 5.6) in excess of $500,000 per year for any person who is not an Employee of the Company or any Subsidiary thereof on the date of this Agreement, provided that this clause (viii) will not be applicable to any contract or agreement with any person who is hired to replace an Employee who is no longer employed by the Company or any Subsidiary and who was so employed at any time during the six months prior to the date of such contract or agreement, if such person is hired in good faith to replace such Employee on substantially the same terms (including total guaranteed annual compensation not exceeding 120% of the total guaranteed annual compensation (defined for purposes of this Section 4.1 to exclude stock options, pension and medical benefits and retention bonus paid pursuant to Section 5.6) previously paid to the replaced employee) as such Employee;

                  (ix) enter into, or amend any material term of, or renew any employment contract or agreement with any Employee of the Company or any Subsidiary so as to provide for a term in excess of five years (other than employment contracts or agreements that are terminable at the Company's option upon not more than 60 days' notice and without any termination, cancellation or severance payment or penalty) or so as to provide total guaranteed annual compensation (defined for purposes of this Section 4.1 to exclude stock options, pension and medical benefits and retention bonus paid pursuant to Section 5.6) in excess of the greater of (x) $500,000 per year and (y) 120% of such compensation of such Employee as of the date of this Agreement;

                  (x) renew any employment contract or agreement, or amend the scheduled expiration date of any employment contract or agreement (other than employment contracts or agreements that are terminable at the Company's option upon not more than 60 days' notice and without any termination, cancellation or severance payment or penalty), in each case if there are more than 90 days until the scheduled expiration date of such contract or agreement; provided, however, that if any such contract or agreement contains a renewal option which by its terms must be exercised more than 90 days prior to the scheduled expiration date thereof, such contract or agreement may be renewed during the 30 day period preceding such exercise date;

                  (xi) renew for a period in excess of one year any employment contract or agreement (other than employment contracts or agreements that are terminable at the Company's option upon not more than 60 days' notice and without any termination, cancellation or severance payment or penalty) that provides (as renewed) for total guaranteed annual compensation (defined for purposes of this Section
         4.1 to exclude stock options, pension and medical benefits and retention bonus paid pursuant to Section 5.6) in excess of $1,000,000 per year;

                  (xii) terminate any employment contract or agreement that provides any Employee with total guaranteed annual compensation (defined for purposes of this Section 4.1 to exclude stock options, pension and medical benefits and retention bonus paid pursuant to
         Section 5.6) in excess of $500,000 per year (other than for material breach by such Employee) or release any such Employee from such contract;

                  (xiii) enter into, amend any material term of or renew for a period longer than one year any contract or agreement with any current or former director or executive officer of the Company or any of its Subsidiaries or affiliates or any entity controlled by such current or former director or officer, other than employment agreements or pursuant to the Share Option Schemes or involving de minimis assets or services;

                  (xiv) enter into, amend in any material respect or renew for a period of more than one year any contract, agreement or instrument under which (a) any Person (other than the Company or any of its Subsidiaries) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any of its Subsidiaries or
         (b) the Company or any of its Subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (other than the Company or a Subsidiary), in each case, which guarantee obligation exceeds $20 million, or the aggregate of which guarantee obligations exceed $40 million; or

                  (xv) enter into or renew for a period of more than two years any film output arrangements relating to Showtime Network; provided, however, that any permitted renewal of two years or less shall explicitly provide that any films or other products or services of Purchaser or any of its Subsidiaries or affiliates (other than, following the Closing, the Company or any of its affiliates) shall not be subject to such arrangement and, prior to entering into any such permitted renewal, Purchaser shall have the right to review and consult with the Company with respect to such provisions contained in any such permitted renewal.

                  (h) Investments; Indebtedness. Neither the Company nor any of its Subsidiaries shall, (i) other than in connection with actions permitted by
Section 4.1(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than (v) by the Company or a Subsidiary of the Company to or in the Company or any Subsidiary of the Company, (w) pursuant to the terms of agreements as in effect on the date of this Agreement or entered into in accordance with this Agreement (including the Castle Rock Letter Agreement and Term Sheet dated December 7, 1997 (the "CASTLE ROCK LETTER AGREEMENT"), (x) subject to the provisions of clause (iv) of Section 4.1(g), advances or loans made in the ordinary course of business consistent with past practice to Artists or other licensors pursuant to contracts, (y) loans of less than $15,000 made in the ordinary course of business consistent with past practice to Employees and (z) capital contributions or investments incurred in the ordinary course of business consistent with past practice, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) before such claims, liabilities or obligations are due and payable, other than payments, discharges or satisfactions incurred in the ordinary course of business consistent with past practice and other than settlements in good faith of any claims for less than $1 million in the ordinary course of business consistent with past practice, (iii) mortgage, pledge or subject to any other Encumbrance any of its properties or assets, tangible or intangible (including assets which constitute intellectual property), other than in the ordinary course of business consistent with past practice, Encumbrances and other imperfections in title as do not materially detract from the value or impair the use of the property subject thereto, Encumbrances for taxes not yet subject to penalties for non-payment or which are being actively contested in good faith by appropriate proceedings, and other than Encumbrances that will be released at or prior to the Closing or (iv) other than in connection with actions permitted by Section 4.1(e), create, incur, assume or suffer to exist any indebtedness for borrowed money, issuances of debt securities or guarantees not in existence as of the date of this Agreement (including any film financing arrangement other than the sale-leaseback arrangements available under the Sumitomo Lease Agreement in accordance with the terms and conditions of such agreement as in effect on the date hereof), except pursuant to letters of credit incurred in the ordinary course of business consistent with past practice or pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and in the ordinary course of business, indebtedness of up to $200 million under facilities from The Chase Manhattan Bank incurred in connection with the Company's Castle Rock joint venture (so long as the Company's interest in such joint venture does not exceed 50%) and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby for more than one year and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement;

                  (i) Compensation. Except (i) for arrangements entered into in the ordinary course of business consistent with past practice (and, in the case of any bonuses, that comply with the conditions, restrictions and limitations set forth in Section 5.6(f) and, in the case of any employment agreement or contract, that complies with the conditions, restrictions and limitations set forth in Section 4.1(g)), (ii) as contemplated by Section 5.6 or (iii) as required by applicable law or the terms of agreements as in effect as of the date of this Agreement or Share Option Schemes, neither the Company nor any Subsidiary shall enter into, adopt or materially amend or materially change the funding or accrual practices of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee of the Company or any of its Subsidiaries (or any other Person for whom either the Company or any of its Subsidiaries will have liability), or (except for normal increases in the ordinary course of business consistent with past practices) materially increase in any manner the compensation or fringe benefits of any employee of the

Company or any of its Subsidiaries (or any other Person for whom the Company or any of its Subsidiaries will have liability) or pay any material benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided, however, that the increase in the total guaranteed annual compensation (defined for purposes of this Section 4.1 to exclude stock options, pension and medical benefits and retention bonus paid pursuant to Section 5.6) of any employee whose compensation as of the date of this Agreement exceeds $500,000 to an amount that does not exceed 120% of such compensation of such employee as of the date of this Agreement shall not be prohibited by this Section 4.1(i); provided, further, that, with respect to any employee whose total guaranteed annual compensation (defined for purposes of this Section 4.1 to exclude stock options, pension and medical benefits and retention bonus paid pursuant to Section 5.6) shall exceed $500,000 per year who is party to an employment agreement with the Company or any Subsidiary, the Company agrees to consult in good faith with Purchaser prior to the expiration of the term of such agreement if the Company intends not to renew such agreement.

                  (j) Other Actions. Neither the Company nor any of its Subsidiaries shall take any action that would, or that could reasonably be expected to, result in any of the Offer Conditions set forth in Annex B not being satisfied or in the delay in the satisfaction of any such conditions.

                  (k) Accounting Methods; Income Tax Elections. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity or applicable Law or changes in generally accepted accounting standards or principles, neither the Company nor any Subsidiary shall change its methods of accounting in effect at December 31, 1997. The Company shall not (i) change its fiscal year or (ii) make any material tax election or settle or compromise any material Tax liability or file any federal income tax or other material Tax Return without consultation, to the extent practical, with Purchaser (provided that the Company shall use its reasonable best efforts to provide Purchaser with a reasonable opportunity to review such Tax Returns prior to filing).

                  (l) Film Business. In connection with the filmed entertainment business, neither the Company nor any of its Subsidiaries shall: (a) incur or commit development and production spending in aggregate amounts greater than 100% (in the case of development) and 100% (in the case of production) of the respective amounts set forth in the Company's 1998 filmed entertainment production budget or advertising and print budget (each as previously disclosed to Purchaser), as the case may be, or, if the Closing has not occurred prior to December 31, 1998, such additional amounts for any subsequent period as may be consented to by Purchaser, such consent not to be unreasonably withheld, or, if Purchaser shall not have so consented, not greater than an amount equal to a pro rata portion of 115% of such 1998 budgets (such that in respect of each three-month period commencing January 1, 1999, 115% of 25% of the aggregate of each such 1998 budget will be deemed to be the production budget or advertising budget, as the case may be, for such period), provided that (x) with respect to production spending for Castle Rock, the Company may incur or commit production spending for the five Castle Rock films listed on Schedule 4.1(l) of the Company

Disclosure Schedule as required by the terms of the Castle Rock Letter Agreement as in effect as of the date of this Agreement (but, for each such film, only up to the respective amount listed on such Schedule) and (y) with respect to development spending for Castle Rock films, the Company may incur or commit development expenditures as required by the terms of the Castle Rock Letter Agreement as in effect as of the date of this Agreement; (b) incur or commit expenditures for film development projects in excess of $750,000 per development project (which amount shall be the aggregate expenditure for such project and not merely the Company's pro rata portion thereof, if less than 100%) other than for expenditures committed pursuant to the terms of agreements as in effect as of the date of this Agreement, except with respect to development spending for Castle Rock films, the Company may incur or commit development expenditures as required by the terms of the Castle Rock Letter Agreement as in effect as of the date of this Agreement; (c) enter into, amend in any material respect, make binding or renew any "first look" agreement (other than those where there is no obligation to take product or those in which the Company and its Subsidiaries are not required to incur costs exceeding $250,000 per year) or "put picture" agreement, which agreement, amendment or renewal was not approved by the Supervisory Board of the Company prior to the date of this Agreement (whether or not contemplated to be entered into by the Company or any Subsidiary prior to the date of this Agreement); (d) incur or commit direct production expenditures (excluding promotion and advertising and costs of prints) in excess of $25,000,000 per film (which amount shall be the aggregate expenditures per film and not merely the Company's pro rata portion thereof, if less than 100%), other than amounts budgeted for films which are listed on Schedule 4.1(l) of the Company Disclosure Schedule (but, for each such film, only up to the respective amount listed on such Schedule); (e) enter into any license covering any film or television product for a term of more than three years (four years in the case of any U.S. network license covering one film or television product), other than
(i) immaterial licenses and (ii) licenses providing for exclusive distribution, in countries where the Company does not, directly or indirectly, engage in film distribution, for a term of years of individual films which licenses are entered into prior to the release of such films in theatres, provided that all licenses covering any film or television product shall be entered into in the ordinary course of business consistent with past practice and shall not unduly encumber the film catalog of the Company and its Subsidiaries, particularly in Germany or France provided, further, that the aggregate revenue from all licenses entered into by the Company and its Subsidiaries during 1998 shall not exceed 125% of the 1998 budgeted amount (except in the case of licenses regarding CDR which the parties acknowledge are not covered by such budget) or, if the Closing Date has not occurred prior to December 31, 1998, such additional amounts for any subsequent period as may be consented to by Purchaser, such consent not to be unreasonably withheld, or, if Purchaser shall not have so consented, not greater than an amount equal to 125% of a pro rata portion of such 1998 budgeted amount (such that in respect of each three-month period commencing January 1, 1999, 125% of 25% of such 1998 budgeted amount will be deemed to be the budget for such period) (except in the case of licenses regarding CDR which the parties acknowledge are not covered by such budget); (f) enter into any exclusive output arrangement for new films (except as provided in clause (xv) of Section 4.1(g)); or (g) enter into contracts or agreements (with any Person other than the Company or any Subsidiary thereof) providing for exclusive distribution of film products in any country by such Person other than individual film sales prior to release in theaters in the ordinary course of business in countries where the Company does not, directly or indirectly, engage in film distribution.

                  4.2 ADVICE OF CHANGES; GOVERNMENTAL FILINGS. Purchaser and the Company shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Closing Date and shall (to the extent permitted by Law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such publicly filed reports, announcements and publications promptly after the same are filed. Subject to applicable Laws relating to the exchange of information, Purchaser, the Company and Stockholder shall have the right to review in advance, and will consult with each other, with respect to, all the information relating to the other party or parties, as the case may be, and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party or parties, as the case may be, with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party or parties, as the case may be, apprised of the status of matters relating to completion of the transactions contemplated hereby.

                  4.3 CONTROL OF THE COMPANY'S BUSINESS. Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the Company's operations prior to the Closing Date. Prior to the Closing Date, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                  4.4 NOTIFICATION TO EMPLOYEES. The Company agrees that it will use its reasonable best efforts to promptly notify its current Employees, as appropriate, of the covenants set forth in Section 4.1. Notwithstanding anything to the contrary contained in Section 4.1, neither the Company nor Stockholder shall be deemed to have breached any provision of Section 4.1 if, notwithstanding the efforts described in the preceding sentence, an Employee (other than an executive officer of the Company) shall inadvertently take any action or fail to take any action that results in the violation of any provision of Section 4.1.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.1 ACCESS TO INFORMATION. Upon reasonable notice, (i) the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Purchaser reasonable access during normal business hours, during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Purchaser, consistent with its legal obligations, all information concerning its business, properties and personnel as Purchaser may reasonably request and (ii) Purchaser shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Stockholder reasonable access during normal business hours, during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, Purchaser shall furnish promptly to Stockholder, consistent with its legal obligations, all information concerning its business, properties and personnel as Stockholder may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that, in such party's reasonable judgment (based on advice of outside counsel), any Law, treaty, rule or regulation of any Governmental Entity or existing confidentiality agreement with a third party applicable to such party requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated May 5, 1998 between Purchaser and Stockholder, as supplemented by the letter dated May 8, 1998 among Purchaser, Stockholder and the Company (the "CONFIDENTIALITY AGREEMENT"). Any investigation by Purchaser, Stockholder or the Company shall not affect the representations and warranties of any of the other parties hereto. In addition, subsequent to the date of this Agreement, Purchaser and/or any of its Subsidiaries may initiate communications with any officer or key Employee of the Company on behalf of Purchaser for the purpose of addressing the prospective retention of such officer or Employee following the Closing, provided that (i) Purchaser believes, in good faith, that there is a compelling, legitimate business necessity to initiate such communications prior to the Closing and (ii) such communications with each such Employee shall be conducted in coordination with Company management.

                  5.2      BEST EFFORTS.

                  (a) Subject to the terms and conditions of this Agreement, each of Purchaser, Stockholder and the Company shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and under applicable Laws (including, in the case of Purchaser, Chapter 1 of the Resolution of the Social and Economic Council on Rules relating to Mergers) and regulations to consummate the Offer and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make all necessary filings in connection with the Company Required Consents, Stockholder Required Consents and Purchaser Required Consents, as applicable, as promptly as practicable after the date of this Agreement, and to use all reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Company Required Consents, Stockholder Required Consents and Purchaser Required Consents and shall otherwise cooperate with the applicable Governmental Entity in order to obtain such Company Required Consents, Stockholder Required Consents and Purchaser Required Consents in as expeditious a manner as possible.

                  (b) Each of Purchaser, Stockholder and the Company shall, in connection with the efforts to obtain all requisite approvals and authorizations for the purchase of Tendered Shares under the Offer and the other transactions contemplated by this Agreement under applicable antitrust or competition laws, use its best efforts to (i) take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to obtain all such approvals and authorizations (which efforts shall include, without limitation, (a) entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, (b) proffering the Company's and Purchaser's willingness to accept an order providing for the divestiture by Purchaser of such of the Company's assets and businesses (or, in lieu thereof, approximately equivalent assets and businesses of Purchaser) as are necessary to permit Purchaser to consummate the Offer, including an offer to hold separate such assets and businesses pending any such divestiture, and (c) opposing vigorously any litigation relating to the Offer or the transactions contemplated by this Agreement, including promptly appealing any adverse court order, (ii) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iv) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any such Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.2(a) and 5.2(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable antitrust or competition laws, each of Purchaser, Stockholder and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.2 shall limit a party's right to terminate this Agreement pursuant to Section 6.1(b) or 6.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.2.

                  (d) If any objections are asserted with respect to the transactions contemplated hereby under any applicable antitrust or competition laws or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable antitrust or competition laws, each of Purchaser, Stockholder and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such applicable antitrust or competition laws so as to permit consummation of the transactions contemplated by this Agreement.

                  (e) Purchaser, Stockholder and the Company will give promptly such notices to third parties and use their respective reasonable best efforts to obtain all such third party consents as are necessary or desirable in connection with the transactions contemplated by this Agreement.

                  (f) Nothing in this Section 5.2 shall require Purchaser to take, or agree to take, any action, or permit Stockholder or the Company to take, or agree to take, any action, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such action is reasonably likely to be materially burdensome to Universal Studios, Inc. and its Subsidiaries and the Company and its Subsidiaries, taken as a whole, or to have a material adverse effect on the strategic and financial benefits of the transactions contemplated by this Agreement.

                  5.3 NOTICE OF DEVELOPMENTS. Prior to the Closing Date, each party shall, promptly after obtaining knowledge of the occurrence (or non-occurrence) of any event, circumstance or fact arising subsequent to the date of this Agreement which (i) would be reasonably expected to result in a breach of any representation, warranty, covenant or agreement of such party in this Agreement or (ii) would be reasonably expected to result in a Material Adverse Effect or a Purchaser Material Adverse Effect, as the case may be, give notice thereof to the other parties and shall use all reasonable efforts to prevent or to remedy promptly such breach or satisfy such conditions; provided, however, that the delivery of, or failure to deliver, any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder.

                  5.4 TERMINATION OF INTERCOMPANY AGREEMENTS. The Company and Stockholder covenant and agree that, as of the Closing Date, all agreements (other than the agreements listed in Schedule 5.4 of the Stockholder Disclosure Schedule) between Stockholder or any of its Subsidiaries (other than the Company and its Subsidiaries), on the one hand, and the Company or any of the Company's Subsidiaries, on the other hand, shall be terminated with no further obligations or liabilities on the part of the Company or Stockholder or any of their respective Subsidiaries thereunder (other than the obligation to pay for goods, services or other assets on an arms length basis provided thereunder prior to the Closing). Except with respect to those agreements set forth in Schedule 5.4 of the Stockholder Disclosure Schedule, subject to Purchaser's acceptance for payment of Tendered Shares pursuant to the Offer, (a) Stockholder, on behalf of itself and its Subsidiaries and affiliates (other than the Company and its Subsidiaries), hereby releases and discharges and indemnifies and holds harmless the Company and its Subsidiaries and their successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, claims and demands owed by the Company and its Subsidiaries to Stockholder and its Subsidiaries and affiliates (other than the Company and its Subsidiaries), by reason of any matter, cause, contract (whether written or oral), course of dealing or thing whatsoever arising during, or in respect of, the period on or before the Closing Date and (b) the Company, on behalf of itself and its Subsidiaries, hereby releases and discharges and indemnifies and holds harmless Stockholder and its Subsidiaries (other than the Company and its Subsidiaries) and their successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, claims and demands owed by Stockholder and its Subsidiaries to the Company and its Subsidiaries and affiliates (other than Stockholder and its Subsidiaries), by reason of any matter, cause, contract (whether written or oral), course of dealing or thing whatsoever arising during, or in respect of, the period on or before the Closing Date.

                  5.5 NO SOLICITATION. Except as contemplated by Section 5.13, neither Stockholder, the Company nor any of their respective Subsidiaries or affiliates shall, nor shall Stockholder, the Company or any of their respective Subsidiaries or affiliates authorize or permit any of their officers, managing directors, directors, employees, representatives or agents (including but not limited to any investment banker, financial advisor, attorney, accountant or other representative or agent) to, directly or indirectly, (a) solicit, initiate, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry or the making of any proposal or offer (including any proposal or offer to any of its shareholders)
(i) with respect to any acquisition or sale of all or any significant portion of the assets of, or any equity interest in (whether newly-issued equity interests or outstanding equity interests), the Company and its Subsidiaries, taken as a whole, or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Company's Subsidiaries or (ii) which could reasonably be expected to impede, frustrate, prevent, delay or nullify any of the transactions contemplated by this Agreement or to materially diminish the benefits to Purchaser of the transactions contemplated by this Agreement or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or in the furtherance of any inquiries regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing; provided, that the foregoing clauses (a) and (b) shall not prohibit the Company's Supervisory Board or Board of Management from (i) furnishing information concerning the Company and its business, properties or assets to a third party who has made a bona fide written transaction proposal, which is not subject to any material contingencies relating to financing, in response to a request for such information, pursuant to a confidentiality agreement on terms no less favorable to the Company than the Confidentiality Agreement, so long as neither such request for information nor such transaction proposal was solicited, initiated, encouraged or facilitated in violation of clause (a) above, (ii) engaging in discussions or negotiations with such a third party who has made such a transaction proposal or (iii) following receipt of such a transaction proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or applicable Dutch Law or disclosing to its shareholders information required by Schedule 14D-9, in each case to the extent permitted by the last sentence of Section 1.8(a); provided, further, that any such action referred to in the foregoing clauses (i) and (ii) may be taken by the Company only if its Board of Management or Supervisory Board, as applicable, shall have concluded in good faith and on the basis of advice (x) from the Company's financial advisors, that such transaction proposal involves consideration to the Company's shareholders that is superior to the Offer Consideration, and (y) from outside counsel that failure to take such action would constitute a breach of the fiduciary duties of such Boards under Dutch Law; and provided, further, that the Company shall not take any of the foregoing actions referred to in clauses (i) through (iii) until after providing prior written notice to Purchaser. If the Company or Stockholder or the Board of Management or Supervisory Board of either such party receives an inquiry, proposal or offer relating to any of the foregoing, then the Company or Stockholder, as the case may be, shall orally (within one Business Day) and in writing (as promptly as practicable) inform Purchaser of the terms and conditions of such proposal and the identity of the Person making it. Each of the Company and Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each of the Company and Stockholder agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this
Section 5.5 of the obligations undertaken in this Section 5.5.

                  5.6      EMPLOYEE BENEFITS MATTERS.

                  (a) Subsequent to the date hereof, and prior to the Closing Date, the Company may continue to grant stock options and awards to an Employee to the extent required by the provisions (as of the date hereof) of such Employee's employment agreement. In addition, if the Closing Date does not occur prior to February 1, 1999, then the Company may thereafter continue to grant stock options (with an exercise price equal to fair market value) to Employees in the ordinary course of business in accordance with past practice; provided, however, that no more than 1,000,000 Company Shares may be subject to such ordinary course additional equity awards and options granted during the period between the date hereof and the Closing Date.

                  (b) As of the Closing Date, each unexpired, unexercised, outstanding stock option granted by the Company or any of its Subsidiaries and converted into options to acquire Purchaser Shares (in accordance with the conversion terms set forth in Section 1.6(a)) may be exercised by its holder during the period specified in the applicable Benefit Plan or the holder's employment agreement, or if later, throughout the period ending 90 days following the date on which such holder's employment with the Company or any of its Subsidiaries terminates without cause; provided, however, that the provision of such extended right to exercise a stock option does not result in any adverse accounting charge to Purchaser, the Company or any of their respective Subsidiaries. If the provision of such right would result in such a charge, or would otherwise be prohibited, then the Company shall notify each such holder whose employment is being terminated without cause subsequent to the Closing Date that his or her employment is being terminated at least ten days prior to the effective date of such termination.

                  (c) With respect to the Company's U.S. retiree medical plan, the Company shall not amend or terminate such plan following the Closing Date in any manner which results in the reduction or elimination of the benefits available thereunder or increases in costs, other than any copayment and cost sharing increases (which may be continued in the same proportions to the Company-provided portions of cost) to any former Employee (and his or her eligible dependents) who is currently receiving such benefits thereunder, or any active Employee (and his or her eligible dependents) who would be eligible for such benefits if he or she retired on the Closing Date (or who, as of the Closing Date, is within five years of being able to retire and receive benefits thereunder).

                  (d) Until December 31, 2000 (or longer, if required by law) (the "GENERAL BENEFITS CONTINUATION PERIOD"), the Company shall continue to provide the Employees (who are employed on the Closing Date and who continue their employment with the Company or any of its Subsidiaries) with base salary levels, bonus opportunity levels (but subject to the achievement of reasonable performance goals) and overall employee benefits (but excluding for these purposes (i) any retention bonuses or other extraordinary or special payments; and (ii) any stock options and other equity awards) that are no less favorable, in the aggregate, than those currently provided to Employees generally, except for any changes made to comply with applicable law or tax qualification nondiscrimination rules. Purchaser shall cause the Company for at least twelve months following the Closing Date to maintain the severance- related provisions of existing Benefit Plans and to provide 150% of the current cash severance payments required thereunder, reduced by any severance payments otherwise required under existing severance and employment agreements or applicable law (unless, with respect to the severance benefit prior to the increase provided for herein, no such reduction is permitted or provided for). After the end of the General Benefits Continuation Period, Purchaser shall cause the Company to provide base salary, bonus opportunity levels and overall benefits to such Employees (but with the same exclusion as set forth above for any retention bonuses, payments, options and equity awards) that are no less favorable, in the aggregate, than those then provided to similarly-situated employees of the relevant Subsidiary of Purchaser and shall credit service with the Company and its Subsidiaries for such Purchaser plans (unless such credit would result in a duplication of benefits). Nothing in this Agreement shall restrict, limit or interfere with the ability (after the Closing Date) of the Company or the Purchaser to terminate, amend or replace any particular agreement, plan or program, or terminate the employment of any person, provided that the requirements of this Section 5.6 are otherwise satisfied.

                  (e) Each Employee shall be eligible for participation in Purchaser's equity- related plans under the same criteria used with similarly-situated employees of the relevant Subsidiary of Purchaser.

                  (f) Notwithstanding any prior practices in the normal course, and as a limitation on the Company's ability pursuant to the provisions of
Section 4.1(i) to award bonuses in the ordinary course of business consistent with past practice, the Company shall only be permitted to award a bonus, in respect of calendar year 1998, to each Employee whom the Company budgeted such a bonus for, in an amount no more than such Employee's target bonus in respect of such year; provided, however, that each such bonus payment must be based on the achievement of the applicable performance objectives (if any) relative to the applicable bonus plan or arrangement, and that the timing (which shall occur after year-end) and amount of each such payment are consistent with past practices; and provided further that if actual results from operations ("RFO") of the Company fall below those specified in the Company's budget for 1998 (as provided to Purchaser prior to the date of this Agreement), then no Employee shall receive a bonus that exceeds two months of salary unless a higher payment is required pursuant to the terms of a binding contractual provision in existence on the date hereof. Notwithstanding the foregoing, the Company may award discretionary bonuses to Employees with respect to calendar year 1998 that do not exceed 8 weeks of salary or hourly compensation, as applicable, but only to Employees (x) who are not a party to an employment agreement, (y) who are party to an employment agreement that does not include a bonus provision or (z) who are party to an employment agreement that provides for a bonus solely in the discretion of the Company and not based on any financial performance criteria.

                  (g) The Company shall provide up to U.S. $40 million as a retention pool for the purpose of retaining the services of selected key Employees through the Closing Date and thereafter. The Supervisory Board of the Company, after consultation with (but not approval by) Purchaser, shall select those Employees who may receive awards from such pool, shall establish any criteria for allocating such awards and shall determine the final allocation of awards from such pool; provided, however, that no individual Employee shall be allocated a bonus award in excess of 100% of his or her base salary (or, if less, $500,000). Fifty percent of such awards shall be paid in cash, in a lump sum, on the Closing Date, with the balance payable in cash on the first anniversary of the Closing Date (provided the recipient remains employed by the Company through such dates, or is terminated without cause prior to such dates). The Company shall, upon Purchaser's request, permit Purchaser to implement additional retention programs covering Employees.

                           (h) (i) All pension benefits will be maintained
                  without adverse amendment or modification during the "APPLICABLE PENSION CONTINUATION PERIOD," which shall mean the following: (A) for the General Benefits Continuation Period for (I) all U.S. Employees and (II) all other Employees not covered by clause (B); and (B) without time limit for all non-U.S. Employees who are, as of the Closing Date, within 5 years of "Retirement"; provided, however, that nothing herein shall prevent or preclude amendments or modifications required by law or reasonably necessary to obtain favorable tax treatment under the rules of the applicable jurisdiction. For the purposes of this Section 5.6(h), "RETIREMENT" shall be defined as eligibility to terminate employment and receive an immediate unreduced pension (i.e., there is no requirement that the individual defer payment until attaining a certain age in order to receive such unreduced pension) benefit under a pension plan of the Stockholder or the Company (or having reached normal retirement age in the case of Employees employed in a country where no such plan is in effect on the date hereof).

                    (ii) All funded pension Benefit Plans maintained by the
                  Company or any of its Subsidiaries in which Employees participate will continue to be so maintained after the Closing Date during the Applicable Pension Continuation Period.

                  (iii) With respect to the funded pension Benefit Plans in which Employees participate, but which are maintained or sponsored by Stockholder or its

                  Subsidiaries (other than the Company or any of its Subsidiaries) (the "STOCKHOLDER PLANS"):

                           (A) With respect to Stockholder Plans covering Employees in Brazil and Germany, Purchaser shall cause the Company or its appropriate Subsidiary to consent to make the contributions necessary to permit Employees who elect to do so to continue participation in such Plans for the Applicable Pension Continuation Period, and Stockholder shall permit such participation, unless prohibited by applicable law, the trustees or the independent pension board for the plans, or the terms of the plans.

                           (B) With respect to Stockholder Plans covering Employees in the Netherlands, Australia and the United Kingdom, Purchaser shall cause the Company or its appropriate Subsidiary to consent to make the contributions necessary to permit such Employees who elect to do so to continue participation in such Plans for the Applicable Pension Continuation Period, and Stockholder shall permit such participation, unless prohibited by applicable law, the trustees or the independent pension board for the plans, or the terms of the plans. Alternatively, Purchaser shall request from the independent pension board that administers such Plan a transfer of assets and liabilities to a plan designated by Purchaser which provides benefits, features and rights no less favorable, in the aggregate, than the existing Plan and which is maintained for the Applicable Pension Continuation Period, provided the covered Employees consent. In addition, the Company shall grant past service credit for all purposes to those Employees who so consent to such transfer.

                           (C) With respect to Stockholder Plans covering Employees in Switzerland, such Employees shall vest in such Plans as of the Closing Date. Purchaser will cause the appropriate Company entity to create a new pension plan which provides benefits, features and rights no less favorable, in the aggregate, than the existing Plan and which is maintained for the Applicable Pension Continuation Period.

                           (D) Any other countries in which Employees participate in a funded Stockholder Plan will be treated on a substantially equivalent basis, to the extent possible under applicable law and tax qualification requirements.

                           (E) Stockholder and Purchaser will permit those Employees participating in the Stockholder Plans who are within five years of being eligible for Retirement to work at a Subsidiary of Stockholder designated by Stockholder which shall continue to employ such Employees (at the Employee's election) and lease their services to the Company and the Company shall reimburse Stockholder for all costs.

                           (F) The Company shall maintain any unfunded pension Benefit Plans without adverse amendment or modification for the Applicable Pension Continuation Period, other than as required under applicable law and tax qualification requirements.

                           (G) To the extent participation in the foregoing Stockholder Plans cannot be continued as a matter of law (or is otherwise not permitted by the trustees or the independent pension board for the plans, or by the terms of the plans), Purchaser shall cause the appropriate Company entity to establish substantially identical plans to replicate the benefits, rights and features of the Stockholder Plans and maintain such Plans for the Applicable Pension Continuation Period; provided, however, that Purchaser shall not have any obligation to continue any pension contribution holiday or provide any grossup with respect to the tax effects resulting from or in connection with the tax status of a Stockholder Plan or such substantially identical plan.

                           (H) Transfers of assets from Stockholder Plans to Purchaser plans shall be made in an amount substantially equivalent to the aggregate projected benefit obligations of such plans, as agreed upon by actuaries of Stockholder, Purchaser, and the Company. To the extent new or substantially identical plans are created after the Closing Date, Purchaser shall cause such pension plans to credit Employees with all past service credit for purposes of vesting, eligibility to participate and benefit accrual (other than if such credit results in a duplication benefits).

                  (i)  Intentionally omitted.

                  (j) Except as disclosed in Schedule 3.1(j) of the Company Disclosure Schedule, as provided in this Section or as otherwise agreed, Stockholder shall retain all liabilities with respect to all Employees under all Benefit Plans that are sponsored or are being maintained or contributed to, or required to be contributed to, by Stockholder or any of its Subsidiaries (excluding the Company and its Subsidiaries).

                  (k) The Company, Stockholder and Purchaser agree to cooperate reasonably during the period prior to the Closing Date to ensure the continuity of the workforce of the Company and its Subsidiaries and to preserve the human resources of the Company and its Subsidiaries.

                  (l) The accrued benefit (as of the Closing Date) under each pension Benefit Plan of each Employee shall be fully vested as of the Closing Date.

                  5.7 FEES AND EXPENSES. Whether or not the transactions contemplated hereby are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except that all Expenses incurred in connection with the filing, printing and mailing of the Offer Documents shall be paid by Purchaser. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Offer Documents and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                  5.8 LICENSE AGREEMENT. (a) Effective as of the Closing, Stockholder agrees to grant a license to the Company or one or more affiliates of the Company designated by Purchaser (or upon the mutual agreement of Stockholder and Purchaser, to amend the existing license agreements between Stockholder and the Company and its Subsidiaries) to use the wordmark "Philips" and the Philips shield emblem (the "PHILIPS TRADEMARKS") on a royalty-free, worldwide, non-exclusive basis, solely for the purpose of permitting the Company and its affiliates to market, sell and distribute (either in (i) a tangible format such as compact discs, compact cassettes and audio-visual sound and image carriers or (ii) an intangible format such as the internet) (x) classical music or (y) other types or categories of music that are identical or similar in nature to those types or categories marketed, sold or distributed by the Company or affiliates under the Philips Trademarks prior to the date of this Agreement. Such license shall contain other terms customary for a commercial license between unrelated parties concerning similar trademarks and contemplated use which fairly balances the needs and interests of licensor and licensee, provided that the terms of such license shall reasonably take into account the specific position of the Philips Trademarks as housemarks. The term of such license shall expire on the tenth anniversary of the Closing Date, provided that the term shall be extended to the extent required to honor, and solely with respect to, binding obligations of the Company or its affiliates to third parties contained in agreements entered into by the Company or any of its affiliates prior to the date hereof (or in extensions of any such agreement entered into after the date hereof so long as such extension is entered into pursuant to a renewal option exercised by any such third party that is contained in any such agreement as of the date hereof). At the reasonable request of Purchaser, such license shall be evidenced by separate agreements covering one or more territories, which agreements shall be substantially similar as to the substantive terms contained therein but which may vary in form to reflect local legal requirements or customary practice. Without limiting the generality of the Company's rights regarding the marketing, selling and distribution of music (as described above), the Company shall also be entitled to use for the maximum period of ten years the name "Philips" as part of its trading style or trade name, but appropriately clarifying that it is not part of the Philips group, and provided that the name Philips is followed by a descriptive designation of the activity of the

Company's pertinent division such as "Philips Classics" or "Philips Music Group." The name shall not form part of the Company's statutory corporate name nor shall the use of the trading style containing the name "Philips" be incorporated in the articles of association or similar governing instruments of the Company. The parties shall negotiate the license described in this Section
5.8 in good faith as soon as practicable following the date hereof.

         (b) Prior to the five-year anniversary of the Closing Date, neither Stockholder nor any of its Subsidiaries (other than the Company and its Subsidiaries) shall use, or grant any license to use (except as contemplated by this Agreement), the Philips Trademarks in connection with the marketing, sale or distribution of music; provided, however, that Stockholder and its Subsidiaries may (i) use, or grant any license to use, the Philips Trademarks on data carriers or other products, whether in a tangible format or an intangible format (as described above), which contain music or music effects of whatever kind or category and which music or music effects serve a supporting, incidental or non-primary function or use or (ii) use, or grant any license to use, the Philips Trademarks on special releases made and produced primarily in relation to the promotion and advertising of other non-music Philips branded products.

         (c) Commencing on the five-year anniversary of the Closing Date and ending on the ten-year anniversary of the Closing Date, neither Stockholder nor any of its Subsidiaries (other than the Company and its Subsidiaries) shall use, or grant any license to use (except as contemplated by this Agreement), the Philips Trademarks in connection with the marketing, sale or distribution of music; provided, however, that Stockholder and its Subsidiaries may (i) use the Philips Trademarks to market, sell or distribute music except for classical music, (ii) use, or grant any license to use, the Philips Trademarks on data carriers or other products, whether in a tangible format or an intangible format, which contain music or music effects of whatever kind or category and which music or music effects serve a supporting, incidental or non-primary function or use or (iii) use, or grant any license to use, the Philips Trademarks on special releases made and produced primarily in relation to the promotion and advertising of other non-music Philips branded products.

         (d) Until the ten-year anniversary of the Closing Date, neither Stockholder nor any of its Subsidiaries (other than the Company and its Subsidiaries) shall use, or grant any license to use, the wordmarks "Philips Classics", "Philips Music Group" or "Philips Classics Productions" for any business purpose or in any manner.

         (e) Except as provided in Section 5.8(b), 5.8(c) or 5.8(d), this Agreement shall not limit Stockholder's right to use, or grant any license to use, the Philips Trademarks for any business purpose or in any manner.

         (f) At the request of Purchaser, prior to the Closing Date, Stockholder shall agree to amend the three trademark license agreements with the third party repertoire licensees that are referenced on Schedule 3.2(g) of the Stockholder Disclosure Schedule so as to reflect the terms described above in this Section
5.8 as if the Company were the licensee thereunder (or, at the option of the Purchaser, enter into new agreements), in each case subject to the consent of the applicable third party.

         (g) The Company shall reimburse Stockholder for all its reasonable out-of-pocket costs relating to the filing, registration or recordation of any new license agreement contemplated by this Section 5.8, and for Stockholder's reasonable attorney's fees incurred in connection with any action required to be taken by Stockholder relating to such filing, registration or recordation. Such filing, registration or recordation shall only be made in those countries where required by local law, such countries to be determined by mutual agreement of Stockholder and Purchaser.

                  5.9 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                  (a) Purchaser shall (i) indemnify, defend and hold harmless, to the fullest extent lawful, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Closing Date, an officer, director, employee or agent of the Company or any of its Subsidiaries against all losses, claims, damages, costs, reasonable expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Purchaser (which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries, whether pertaining to any matter existing now or occurring at or prior to the purchase of the Tendered Shares pursuant to the Offer and (ii) cause to be maintained in effect for a period of six years after the Closing Date, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company; provided, that Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Closing Date; provided, however, that in no event shall Purchaser be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Purchaser shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (b) To the extent the indemnity provided in Section 2.1(c) and
Section 5.9(a) is not available or adequate, Stockholder shall indemnify, defend and hold harmless, to the fullest extent lawful, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Closing Date an officer, director, employee or agent of the Company against all losses, claims, damages, costs, reasonable expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Stockholder (which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or part out of the fact that such Person is or was a director, officer, employee or agent of the Company and pertaining to any matter arising out of the negotiation, approval, performance, consummation or disclosure of this Agreement, including any action or transaction contemplated by or undertaken pursuant to Article II hereof.

                  5.10 PUBLIC ANNOUNCEMENTS. Purchaser, Stockholder and the Company shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (a) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and
(b) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                  5.11 LISTING OF ISSUED SHARES. Purchaser shall use its best efforts to cause the Purchaser Shares to be issued as Share Consideration to be authorized for listing, upon official notice of issuance, on the NYSE and the TSE.

                  5.12 INFORMATIONAL MEETING. In accordance with the requirements of the Dutch Merger Code, prior to the Closing, the Company shall duly call, give notice of, convene and hold the Informational Meeting.

                  5.13 FILM DIVISION. The Company shall retain Goldman Sachs International as principal financial advisor for the purpose of selling the film division of the Company as promptly as practicable. If the sale is closed prior to the Closing, the sale proceeds shall be retained in the Company for the benefit of Purchaser. Prior to Closing (the "SALE PERIOD"), Goldman Sachs International shall report to a three member committee (consisting of one designee of each of Purchaser, the Company and Stockholder). This three member committee shall during the Sale Period manage the sale process and shall act by majority vote; provided, however, that Purchaser shall be entitled to veto, in Purchaser's sole discretion, any decision of the three member committee including, without limitation, approval of any specific proposal to sell the film division (including the sale price or terms of any sale) and any determination as to the assets, liabilities or businesses to be included in or excluded from any sale. Each of Purchaser, the Company and Stockholder (to the extent applicable) shall use its reasonable best efforts to effect the foregoing, including implementing the actions approved by such committee. Effective as of the Closing, the three member committee shall be dissolved and Purchaser shall have sole authority to manage the sale of or to retain the film division (or any assets or business included therein). The Company shall provide reasonable assistance and cooperate with Purchaser in connection with the foregoing, including, without limitation, preparation of audited financial statements (which shall be audited by Purchaser's independent accountants) and informational materials to be delivered to prospective purchasers.

                  5.14 TREASURY SHARES. To the extent fully permitted by Law, the Company hereby agrees to validly tender, pursuant and in accordance with the Offer, and not withdraw, all of the shares held in treasury of the Company and to make a Cash Election in respect of all such shares.

                  5.15 CAPITAL CONTRIBUTION. Immediately prior to the Closing, Stockholder shall contribute $90 million in cash to the Company (after giving effect to any applicable taxes payable by the Company arising out of such contribution) unless the Purchaser,

Stockholder and the Company shall mutually agree to an alternative arrangement, provided, however, that Stockholder shall not be entitled to any capital stock of the Company or any other consideration from the Company in exchange for such contribution.

                  5.16 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate the transactions contemplated by this Agreement.


                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

                  6.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by action taken or authorized by the Board of Directors (in the case of Purchaser) or the Board of Management and the Supervisory Board (in the case of the Company or Stockholder):

                  (a) By mutual written consent of Purchaser, the Company and Stockholder;

                  (b) By any party if the Closing Date shall not have occurred on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to (i) Purchaser, if the failure of Purchaser to perform its obligations hereunder has to any extent been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date or (ii) Stockholder or the Company, if the failure of Stockholder or the Company to perform its obligations hereunder has to any extent been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

                  (c) By any party if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.2) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their best efforts to obtain, in accordance with Section 5.2), which is necessary to fulfill the conditions set forth in clauses (d) and (e) of Annex B and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 6.1(c) shall not be available to any party whose failure to comply with Section 5.2 has to any extent been the cause of such action or inaction;

                  (d) By Purchaser if (i) any of the representations and warranties of the Company or Stockholder set forth in this Agreement that are qualified by reference to a Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any respect that is reasonably expected to result in a Material Adverse Effect, in each case as if such representations and warranties were made at the time of such determination (except to the extent any such representation or warranty speaks to an earlier date), and which failure to be so true and correct is not reasonably likely to be cured by the Termination Date, (ii) the Company or Stockholder shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company or Stockholder to be performed or complied with by it under this Agreement, and which failure is not reasonably likely to be cured by the Termination Date, or (iii) since December 31, 1997, except as disclosed in the Company SEC Reports publicly available prior to the date of this Agreement or in the Company Disclosure Schedule, there shall have occurred any event, change or development which has had or would be reasonably expected to result in a Material Adverse Effect, and which event, change or development is not reasonably expected to be cured by the Termination Date; provided, that any termination pursuant to this clause (d) shall be effective as of the next scheduled Expiration Date so long as any failure described in clause (i) or (ii) or event, change or development described in clause (iii) has not, in fact, been cured prior to such Expiration Date;

                  (e) By Stockholder if (i) any of the representations and warranties of Purchaser set forth in this Agreement that are qualified by reference to a Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any respect that is reasonably expected to result in a Material Adverse Effect, in each case as if such representations and warranties were made at the time of such determination (except to the extent any such representation or warranty speaks to an earlier date), and which failure to be so true and correct is not reasonably likely to be cured by the Termination Date, (ii) Purchaser shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Purchaser to be performed or complied with by it under this Agreement, and which failure is not reasonably likely to be cured by the Termination Date, or (iii) since December 31, 1997, except as disclosed in the Purchaser SEC Reports publicly available prior to the date of this Agreement or in the Purchaser Disclosure Schedule, there shall have occurred any event, change or development which has had or would be reasonably expected to result in a Purchaser Material Adverse Effect, and which event, change or development is not reasonably expected to be cured by the Termination Date; provided, that any termination pursuant to this clause (e) shall be effective as of the second Business Day immediately preceding the next scheduled Expiration Date so long as any failure described in clause (i) or (ii) or event, change or development described in clause (iii) has not, in fact, been cured prior to the second Business Day prior to such Expiration Date;

                  (f) By Purchaser if Stockholder shall have failed to perform or comply with any material agreement or covenant in the Tender Agreement or the Voting Agreement and which failure is not cured within 5 days following delivery to Stockholder of notice thereof;

provided, that the foregoing notice requirement shall not be applicable if such breach is not capable of being cured;

                  (g) By Stockholder if Purchaser shall have failed to perform or comply with any material agreement or covenant in the Tender Agreement or the Voting Agreement and which failure is not cured within 5 days following delivery to Purchaser of notice thereof; provided, that the foregoing notice requirement shall not be applicable if such breach is not capable of being cured; or

                  (h) By Stockholder, if there shall occur any event described in Section 9.1(c) of the Stockholders Agreement.

                  6.2      EFFECT OF TERMINATION.

                  (a) In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Stockholder or the Company except with respect to Section 3.1(q), Section 3.2(h), 3.3(k), Section 5.7, this
Section 6.2 and Article VII; provided, however, the foregoing shall not relieve any party for any breach of any representation, warranty, covenant or agreement in this Agreement.

                  (b) Notwithstanding any provision hereof to the contrary, Purchaser agrees that, in the event that this Agreement is terminated pursuant to Section 6.1, (i) Purchaser shall not be entitled to waive the Minimum Condition without the prior written consent of Stockholder and the Company and
(ii) unless the Company shall otherwise agree, Stockholder shall not tender Stockholder Shares in the Offer and Stockholder shall withdraw any Stockholder Shares previously tendered in the Offer.

                  6.3 AMENDMENT. This Agreement (including the Annexes hereto) may be amended by the parties hereto, but only pursuant to an instrument in writing signed on behalf of each of the parties hereto.

                  6.4 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by the Board, in the case of Purchaser, and the Board of Management and the Supervisory Board, in the case of the Company and Stockholder, may, to the extent legally allowed and not inconsistent with the provisions hereof, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  7.1 SURVIVAL. Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Stockholder and the Company contained in this Agreement. Stockholder and the Company have the right to rely fully upon the representations, warranties, covenants and agreements of Purchaser contained in this Agreement. Except for the representations and warranties of Stockholder set forth in Section 3.2(d) and 3.2(g), which shall survive the Closing without limitation as to time, all of the representations and warranties of the parties contained in this Agreement shall expire on the Closing Date. All of the covenants and agreements of the parties contained in this Agreement to be performed on or after the date of this Agreement shall survive the Closing without limitation as to time.

                  7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                           (a)      if to Purchaser, to

                                    The Seagram Company Ltd.
                                    c/o Joseph E. Seagram & Sons, Inc.
                                    375 Park Avenue
                                    New York, New York 10152
                                    Fax:  (212) 572-1398
                                    Attention:  Daniel R. Paladino

                                    with a copy to

                                    Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York  10017
                                    Fax: (212) 455-2502
                                    Attention:  John G. Finley

                           (b)      if to the Company, to

                                    PolyGram N.V.
                                    8 St. James's Square
                                    London SW1 Y4JU
                                    Fax:  011-44-171-747-4499
                                    Attention:  Richard Constant

                                    with a copy to

                                    Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Fax:  (212) 403-2000
                                    Attention:  Patricia A. Vlahakis

                           (c)      if to Stockholder, to

                                    Koninklijke Philips Electronics N.V.
                                    Building HRT, 24th Floor
                                    Amstelplein 1
                                    1096 H.A. Amsterdam
                                    The Netherlands
                                    Fax:  011-31-20-597-7150
                                    Attention:  General Secretary

                                    with a copy to

                                    Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Fax: (212) 558-3588
                                    Attention:  W. Loeber Landau

                  7.3 INTERPRETATION. When a reference is made in this Agreement to Sections or Annexes, such reference shall be to a Section of or an Annex to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties hereto acknowledge that references herein to the "transactions contemplated" by this Agreement shall be deemed not to refer to the post- Closing restructuring described in Section 2.1 or to any transaction contemplated by Section 5.13.

                  7.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  7.5      ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

                  (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Tender Agreement, the Voting Agreement, the Stockholders Agreement and the Confidentiality Agreement (except as provided in the next sentence), each of which shall survive the execution and delivery of this Agreement. The second paragraph (other than the last two sentences thereof) of the letter dated May 5, 1998 constituting part of the Confidentiality Agreement shall terminate upon execution and delivery of this Agreement and the seventh paragraph of such letter shall terminate upon the effectiveness of the Stockholders Agreement.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.9 and 7.13 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

                  7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the Laws of the State of New York.

                  7.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. If any of the provisions of this Agreement are incapable of being performed as a result of applicable Dutch Law, the rules of the ASE or Dutch commercial practice, the parties shall in good faith negotiate alternative provisions that reflect the intent of the parties in entering into this Agreement, provided, that the parties agree to amend this Agreement to the extent necessary to comply with applicable Dutch Law or the rules of the ASE. Without limiting the foregoing, Purchaser shall have no obligation (i) to commence the Offer pursuant to conditions that, relative to the conditions contained in Annex A, would affect in any manner materially adverse to Purchaser the economic or legal substance of the transactions contemplated hereby, or (ii) to consummate the Offer pursuant to conditions that, relative to the conditions contained in Annex B, would affect in any manner materially adverse to Purchaser the economic or legal substance of the transactions contemplated hereby.

                  7.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Purchaser may assign any of its rights, interests or obligations (other than the obligation to issue Purchaser Shares) hereunder, in whole or in part, to one or more Subsidiaries of Purchaser (organized or incorporated under the Laws of Canada, the United States, The Netherlands or any other jurisdiction, provided that such other jurisdiction would not impose a withholding tax on the payment of the Offer Consideration) but any such assignment shall not relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  7.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Purchaser, the Company and Stockholder irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each of Purchaser, the Company and Stockholder irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement. Each of Purchaser, the Company and Stockholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this
Section 7.9, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Purchaser hereby designates Joseph E. Seagram & Sons, Inc., with an office as of the date hereof at 375
Park Avenue, New York, New York 10152, the Company hereby irrevocably designates PolyGram Holding Inc., with an office on the date hereof at 825 Eighth Avenue, New York, New York 10019 and Stockholder hereby designates Philips Electronics North America, with an office as of the date hereof at 1251 Avenue of the Americas, New York, New York 10020-1104 (each a "PROCESS AGENT"), as the designees, appointees and agents of the Company, Stockholder and Purchaser, respectively, to receive, for and on such parties' behalves, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and such service shall be deemed complete upon delivery thereof to the applicable Process Agent; provided, that in the case of any such service upon a Process Agent, the party effecting such service shall also deliver a copy thereof to the party who designated such Process Agent in the manner provided in Section 7.2. Each party shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that it will at all times have an agent for service of process for the above purposes in New York, New York. Each of Purchaser, the Company and Stockholder further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction in which the other party may be subject to suit. Each of Purchaser, the Company and Stockholder expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of New York and of the United States of America; provided, that each such party's consent to jurisdiction and service contained in this Section 7.9 is solely for the purpose referred to in this Section 7.9 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.

                  In the event of the transfer of all or substantially all of the assets and business of the Process Agent to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for the Process Agent with the same effect as if named herein in place of Joseph E. Seagram & Sons, Inc., PolyGram Holding Inc. or Philips Electronics North America, as the case may be.

                  7.10     ENFORCEMENT.

                  (a) Each of the parties acknowledges that the other party or parties, as the case may be, would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of Purchaser, the Company and Stockholder, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, subject to Section 7.9, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of Purchaser, the Company and Stockholder hereby waives any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. Notwithstanding anything to the contrary contained herein, any action that the Supervisory Board or the Board of Management of the Company is required to take or is prohibited from taking pursuant to applicable Law or an order of a court shall not give rise to a breach of this Agreement; provided, that (i) the Company is not prior to such order in breach of this Agreement with respect to such action and (ii) the Company has used reasonable best efforts in good faith (including, without limitation, the taking of any appropriate appeals) to resist the imposition of such order.

                  (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  7.11     DEFINITIONS.  As used in this Agreement:

                  (a) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

                  (b) "ENCUMBRANCES" means any claim, lien (statutory or other), pledge, option, charge, easement, security interest, right-of-way, encroachment, encumbrance, mortgage or other rights of third parties of any nature whatsoever.

                  (c) "GOVERNMENTAL ENTITY" means any supranational, national, provincial, state, municipal or local government, any instrumentality, subdivision, court, arbitrator, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                  (d) "LAW" means any judgment, injunction, order, decree, statute, law, ordinance, rule, license or regulation of any Governmental Entity.

                  (e) "MATERIAL ADVERSE EFFECT" means any effect that, individually or in the aggregate with all other adverse effects, is materially adverse to the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries taken as a whole, other than any effect resulting from (i) changes in general economic conditions, (ii) the announcement and performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth in this Agreement, (iii) changes or developments in the music and film industry generally and (iv) any actions required under this Agreement (subject to Section 5.2(f)) to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Offer.

                  (f) "OTHER PARTY" means, with respect to Purchaser, Stockholder and the Company and means, with respect to Stockholder and the Company, Purchaser.

                  (g) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (h) "PURCHASER MATERIAL ADVERSE EFFECT" means any effect that, individually or in the aggregate with all other adverse effects, is materially adverse to the condition (financial or otherwise), business, assets or results of operations of Purchaser and its Subsidiaries taken as a whole, other than any effect resulting from (i) changes in general economic conditions, (ii) the announcement and performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth in this Agreement, (iii) changes or developments in the music and film industry generally and (iv) any actions required under this Agreement (subject to Section 5.2(f)) to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Offer.

                  (i) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board or directors, management board or supervisory board or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (j) "TERMINATION DATE" shall mean the later of (i) December 31, 1998 and (ii) 60 days after the earliest date on which all of the following shall have occurred or been satisfied: (v) any waiting periods under the HSR Act applicable to the purchase of Company Shares pursuant to the Offer, and any applicable mandatory waiting periods under any applicable non-U.S. statutes or regulations, shall have expired or been terminated, (w) the parties shall have received in respect of the Offer and any matters arising therefrom confirmation by way of a decision of the Commission of the European Communities under Article 6(1)(b) or Article 8(2) of Council Regulation (EEC) No. 4064/89 of 21 December 1989 that the transactions contemplated by this Agreement and any matters arising therefrom are compatible with the common market, (x) the Registration Statement is declared effective by the SEC under the Securities Act and the applicable requirements under Dutch Law and the rules of the ASE for commencement of the Offer have been satisfied, (y) the Offer shall have been commenced and (z) any of the events described in paragraphs (a) and (b) of Annex B is not occurring (and during such 60 days has not occurred) or shall not have been waived as an Offer Condition by Purchaser; provided, that, under no circumstances shall the Termination Date be later than the one year anniversary of the date of this Agreement.

                  7.12 OTHER AGREEMENTS. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of Purchaser and Stockholder under any other agreement between the parties shall not be affected by any provision of this Agreement.

                  7.13 WAIVER OF PERSONAL LIABILITY. (a) The parties hereto acknowledge and agree that the representations and warranties contained in this Agreement are made on behalf of the parties hereto and are not made by the officers or members of the Board of Directors (in the case of Purchaser) or the officers or members of the Supervisory Board or Board of Management (in the case of the Company and Stockholder) of such parties in their individual capacities. The parties hereto acknowledge and agree that no such Person shall have any personal liability, in law or in equity, of any kind with regard to the representations and warranties of Purchaser, the Company or Stockholder, as applicable, contained in this Agreement or in any other agreement, document or certificate contemplated by this Agreement, and each party hereto irrevocably waives any such claim regarding the validity or enforceability of this Section 7.13, and agrees not to challenge or otherwise reject the terms hereof. The parties hereto also waive any claim regarding the validity or enforceability of the provisions of this
Section 7.13, and agree not to challenge or otherwise reject the terms hereof. The Persons designated in the first sentence of this Section 7.13 are intended, and shall be deemed, to be third-party beneficiaries of the provisions of this
Section 7.13, and shall be entitled to directly claim and enforce the rights and benefits provided herein.

                  (b) The parties hereto acknowledge and agree that the approval of this Agreement by the Supervisory Board and the Board of Management of the Company, and the entry into of this Agreement by the Company and compliance with the covenants herein by the Company, do not constitute a waiver by any individual of any claim against the Company or its Subsidiaries with respect to a breach of any employment agreement by the Company or its Subsidiaries or otherwise with respect to such individual's employment with the Company or its Subsidiaries.

                  (c) Stockholder and Purchaser have been informed and acknowledge that the Board of Management of the Company believes that the provisions set forth in Section 4.1, Section 5.6(f) and, with respect to the amount and terms of the retention pool, Section 5.6(g), of this Agreement are inconsistent with operating the Company as it has previously been operated or maximizing profits, but that notwithstanding such reservation on the part of the Board of Management of the Company, the Company will comply with the covenants set forth in such Sections.

         IN WITNESS WHEREOF, Purchaser, the Company and Stockholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of June 21, 1998.


                              THE SEAGRAM COMPANY LTD.



                              By: /s/ Robert Matschullat
                                  ------------------------------------------
                                   Name:   Robert Matschullat
                                   Title:  Vice Chairman and Chief Financial
                                           Officer


                              POLYGRAM N.V.



                              By: /s/ Alain Levy
                                  ------------------------------------------
                                   Name:    Alain Levy
                                   Title:   President and Chief
                                            Executive Officer


                              By: /s/ Jan Cook
                                  ------------------------------------------
                                   Name:   Jan Cook
                                   Title:  Executive Vice President


                              KONINKLIJKE PHILIPS ELECTRONICS N.V.



                              By: /s/ Cor Boonstra
                                  ------------------------------------------
                                   Name:   Cor Boonstra
                                   Title:  Chairman of the Board of
                                           Management and Chief Executive
                                           Officer


                              By: /s/ Jan Hommen
                                   Name:  Jan Hommen
                                   Title:  Chief Financial Officer

                                     ANNEX A

                             COMMENCEMENT CONDITIONS

                  The capitalized terms used in this Annex A have the meanings set forth in the attached Offer Agreement (the "OFFER AGREEMENT") to which this Annex A is attached.

                  Notwithstanding any other provision of the Offer Agreement, Purchaser shall not be required to commence the Offer if, at any time on or after the date of this Agreement and prior to the Commencement Date, any of the following events occurs or has occurred (provided, that notwithstanding the occurrence of any such events, Purchaser (in its sole discretion) may elect to commence the Offer):

                  (a) there shall have been entered and continuing any order, preliminary or permanent injunction, decree, judgment or ruling in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, or any statute, rule or regulation enacted, entered, enforced, promulgated, amended or issued that is applicable to Purchaser, the Company or any Subsidiary or affiliate of Purchaser or the Company or the Offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency that: (i) makes illegal or otherwise directly or indirectly restrains or prohibits or makes materially more costly the making of the Offer in accordance with the terms of the Offer Agreement, the acceptance for payment of, or payment for, some of or all the Company Shares by Purchaser; (ii) prohibits the ownership or operation by the Company or any of its Subsidiaries, or Purchaser or any of its Subsidiaries, of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole; (iii) materially limits the ownership or operation by the Company or any of its Subsidiaries, or Purchaser or any of its Subsidiaries, of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole (other than, in either case, assets or businesses of the Company or its Subsidiaries that are not material (measured in relation to the combined assets or revenues of the Company and its Subsidiaries, taken as a whole)) or compels Purchaser or any of its Subsidiaries to dispose of or hold separate all or any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole, as a result of the purchase of the Tendered Shares; (iv) imposes material limitations on the ability of Purchaser to acquire or hold or to exercise full rights of ownership of Company Shares, including without limitation the right to vote any Company Shares acquired or owned by Purchaser or any of its affiliates on all matters properly presented to the stockholders of the Company or the right to vote any shares of capital stock of any Subsidiary directly or indirectly owned by the Company; or (v) requires divestiture by Purchaser or any of its affiliates of any Company Shares; except, in the respect of clauses (i) through (v), as a consequence of any adverse effects resulting from any actions required under the Offer Agreement (subject to Section 5.2(f)) to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Offer;

                  (b) since December 31, 1997, except as disclosed in the Company SEC Reports publicly available prior to the date of the Offer Agreement or in the Company Disclosure Schedule, there shall have occurred any event, change or development which has had or would be reasonably expected to result in a Material Adverse Effect;

                  (c) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices (other than suspensions or limitations triggered on the NYSE, the ASE or the LSE by price fluctuations on a trading day) for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or The Netherlands,
         (iii) any material limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, on, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national calamity directly or indirectly involving the United States or The Netherlands or (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

                  (d) any of the representations and warranties of the Company or Stockholder set forth in the Offer Agreement that are qualified by reference to a Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any respect which would be reasonably expected to result in a Material Adverse Effect, in each case as if such representations and warranties were made at the time of such determination (except to the extent any such representation and warranty speaks to an earlier date);

                  (e) the Company or Stockholder shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Stockholder or the Company (which obligation, agreement or covenant is, by its nature, capable of being performed or complied with prior to the Commencement Date) to be performed or complied with by it under the Offer Agreement;

                  (f) the Offer Agreement shall have been terminated in accordance with its terms;

                  (g) the Tender Agreement or the Voting Agreement shall have been terminated in accordance with its terms; or

                  (h) the Registration Statement shall have not been declared effective by the SEC under the Securities Act, or a stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or proceedings for that purpose shall have been initiated or threatened by the SEC;

                                     ANNEX B

                                OFFER CONDITIONS

                  The capitalized terms used in this Annex B have the meanings set forth in the attached Offer Agreement to which this Annex B is attached.

                  Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment, purchase or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, pay for any Tendered Shares and, subject to the terms of the Offer Agreement, may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Tendered Shares, if (i) there shall not have been validly tendered and not properly withdrawn pursuant to the Offer a number of Company Shares which, when added to any Company Shares previously acquired by Purchaser, constitute at least 95% of the issued share capital of the Company (the "MINIMUM CONDITION") or (ii) at any time on or after the date of the commencement of the Offer and prior to the acceptance for payment of Company Shares, any of the following events occurs or has occurred:

                  (a) there shall have been entered and continuing any order, preliminary or permanent injunction, decree, judgment or ruling in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, or any statute, rule or regulation enacted, entered, enforced, promulgated, amended or issued that is applicable to Purchaser, the Company or any Subsidiary or affiliate of Purchaser or the Company or the Offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency that: (i) makes illegal or otherwise directly or indirectly restrains or prohibits or makes materially more costly the making of the Offer in accordance with the terms of the Offer Agreement, the acceptance for payment of, or payment for, some of or all the Company Shares by Purchaser; (ii) prohibits the ownership or operation by the Company or any of its Subsidiaries, or Purchaser or any of its Subsidiaries, of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole; (iii) materially limits the ownership or operation by the Company or any of its Subsidiaries, or Purchaser or any of its Subsidiaries, of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole (other than, in either case, assets or businesses of the Company or its Subsidiaries that are not material (measured in relation to the combined assets or revenues of the Company and its Subsidiaries, taken as a whole)) or compels Purchaser or any of its Subsidiaries to dispose of or hold separate all or any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole, as a result of the purchase of Tendered Shares in the Offer; (iv) imposes material limitations on the ability of Purchaser to acquire or hold or to exercise full rights of ownership of Company Shares, including without limitation the right to vote any Company Shares acquired or owned by Purchaser on all matters properly presented to the stockholders of the Company or the right to vote any shares of capital stock of any Subsidiary directly or indirectly owned by the Company; or (v) requires divestiture by Purchaser or any of its affiliates of any Company Shares; except, in the respect of clauses (i) through (v), as a consequence of any adverse effects resulting from any actions required under the Offer Agreement (subject to Section 5.2(f)) to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Offer;

                  (b) there shall be instituted or pending any action or proceeding before the federal courts of the United States of America (other than (x) any such action or proceeding in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction shall have been denied or shall have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction shall have been reversed on appeal and not reinstated, (y) any such action or proceeding in which the United States Department of Justice or the Federal Trade Commission does not file within ten Business Days after commencement of such action a motion seeking injunctive relief of the type referred to in clauses (i) through (iv) of this paragraph (b) or (z) an action filed with the consent of Purchaser) by any United States federal government or governmental authority or agency (i) challenging or seeking to make illegal or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Company Shares by Purchaser or the consummation of the Offer; (ii) seeking to restrain or prohibit Purchaser's ownership or operation (or that of its respective Subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Purchaser and its Subsidiaries, taken as a whole, or to compel Purchaser or any of its Subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Purchaser and its Subsidiaries, taken as a whole; (iii) seeking to impose or confirm material limitations on the ability of Purchaser or any of its Subsidiaries or affiliates effectively to exercise full rights of ownership of the Company Shares, including, without limitation, the Company Shares acquired or owned by Purchaser or any of its Subsidiaries or affiliates on all matters properly presented to the shareholders of the Company; or (iv) seeking to require divestiture by Purchaser or any of its Subsidiaries or affiliates of such Company Shares;

                  (c) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices (other than suspensions or limitations triggered on the NYSE, the ASE or the LSE by price fluctuations on a trading day) for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or The Netherlands,
         (iii) any material limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, on, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national calamity directly or indirectly involving the United States or The Netherlands or (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

                  (d) any waiting periods under the HSR Act applicable to the purchase of Company Shares pursuant to the Offer, and any applicable mandatory waiting periods under any applicable non-U.S. statutes or regulations, shall not have expired or been terminated;

                  (e) the parties shall have failed to receive in respect of the Offer and any matters arising therefrom: confirmation by way of a decision of the Commission of the European Communities under Article 6(1)(b) or Article 8(2) of Council Regulation (EEC) No. 4064/89 of 21 December 1989 that the transactions contemplated by the Offer Agreement and any matters arising therefrom are compatible with the common market;

                  (f) a stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or proceedings for that purpose shall have been initiated or threatened by the SEC;

                  (g) the Committee for Merger Affairs of the Social and Economic Council shall have, prior to the date of honoring the Offer, issued a public censure concerning infringement of any of the rules contained in Chapter I of the Resolution of the Social and Economic Council on Rules relating to Mergers 1975, provided, that such censure was not caused by any action or failure to act by Purchaser; or

                  (h) prior to the Closing Date, facts or circumstances shall have arisen which Purchaser was not aware of at the time of making the Offer and which in the opinion of the ASE justify withdrawal of the Offer; provided, however, that such facts or circumstances shall be limited to (i) the failure of any of the representations or warranties of the Company or Stockholder set forth in the Offer Agreement that are qualified by reference to a Material Adverse Effect to be true and correct, or the failure of any such representation or warranty that is not so qualified to be true and correct in any respect which would be reasonably expected to result in a Material Adverse Effect, in each case as if such representation or warranty were made at the time the
         ASE comes to the conclusion that withdrawal of the Offer is justified (except to the extent any such representation or warranty speaks to an earlier date), (ii) the failure of the Company or Stockholder to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Stockholder or the Company to be performed or complied with by it under the Offer
         Agreement or (iii) any other fact or circumstance which would be reasonably expected to result in a Material Adverse Effect; provided, further, that no adverse effects resulting from any actions required under the Offer Agreement (subject to Section 5.2(f)) to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Offer shall be considered in connection with the evaluation of such facts and circumstances.
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                                                                              76



                  To the maximum extent permitted by Dutch Law, Purchaser expressly reserves the right, in its sole discretion, to waive any of the foregoing conditions (subject to Section 6.2(b) of the Offer Agreement) and make any other changes in the terms and conditions of the Offer (or to extend the Offer beyond a scheduled Expiration Date if any Offer Conditions shall not be satisfied); provided, that, unless previously approved by the Company and Stockholder in writing, no change may be made which increases the Minimum Condition, decreases the price per share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Company Shares to be purchased in the Offer, or amends the terms or Offer Conditions or imposes conditions or terms to the Offer in addition to those set forth herein which, in either case, are adverse to holders of the Company Shares or make the likelihood of the Offer succeeding more remote in any material respect.